                                                                     EXHIBIT 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE SOUTHERN DISTRICT OF CALIFORNIA

--------------------------------------------------
IN RE:                                                    CHAPTER 11 CASE NO.
                                                          03-3470-ALL THROUGH
LEAP WIRELESS INTERNATIONAL, INC.,                        03-3535-ALL
CRICKET COMMUNICATIONS, INC., et al.,                     (JOINTLY ADMINISTERED)

                          DEBTORS.

--------------------------------------------------

            THIRD AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED,
                            DATED AS OF JULY 18, 2003

         NO DISCLOSURE STATEMENT HAS BEEN APPROVED WITH RESPECT TO THIS
            PLAN, AND NO VOTES MAY BE SOLICITED ABSENT SUCH APPROVAL

                                               LATHAM & WATKINS
                                               Michael S. Lurey
                                               Robert A. Klyman
                                               Eric D. Brown
                                               633 West Fifth Street, Suite 4000
                                               Los Angeles, California 90071
                                               (213) 485-1234

                                               Counsel for Debtors and
                                               Debtors-in-Possession

Dated:  July 18, 2003

ARTICLE I. INTRODUCTION..........................................................................................    1

ARTICLE II. DEFINITION OF TERMS AND RULES OF INTERPRETATION......................................................    4

         Section 2.01        Definition of Terms.................................................................    4
         Section 2.02        Interpretation And Computation Of Time..............................................   24

ARTICLE III. CLASSIFICATION OF CLAIMS AND INTERESTS..............................................................   25

         Section 3.01        Unclassified Claims (Applicable to All Debtors).....................................   40
         Section 3.02        Treatment of Classified Claims Against and Interests in Leap........................   45
         Section 3.03        Treatment of Classified Claims Against and Interests in CCH.........................   47
         Section 3.04        Treatment of Classified Claims Against and Interests in Cricket.....................   49
         Section 3.05        Treatment of Classified Claims Against and Interests in License Holding Companies
                             (applicable to each License Holding Company)........................................   50
         Section 3.06        Treatment of Classified Claims Against and Interests in Property Holding Companies
                             (applicable to each Property Holding Company).......................................   52
         Section 3.07        Treatment of Classified Claims Against and Interests in Other Subsidiaries
                             (applicable to each Other Subsidiary)...............................................   53

ARTICLE IV. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................................   55

         Section 4.01        Assumption and Cure.................................................................   55
         Section 4.02        Rejection and Damages...............................................................   56

ARTICLE V. MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN....................................................   56

         Section 5.01        Overview of Plan Implementation.....................................................   56
         Section 5.02        Distributions.......................................................................   56
         Section 5.03        The Official Committee..............................................................   58
         Section 5.04        Vesting Of Assets...................................................................   58
         Section 5.05        Preservation Of Causes Of Action....................................................   58
         Section 5.06        Amended Debtor Bylaws And Certificates of Incorporation.............................   60
         Section 5.07        Composition of Management and the Directors of the Reorganized Debtors..............   60
         Section 5.08        Disbursing Agents...................................................................   61
         Section 5.09        Discharge of Reorganized Debtors and Injunction.....................................   61
         Section 5.10        No Liability for Solicitation or Participation......................................   62
         Section 5.11        Limitation of Liability.............................................................   63
         Section 5.12        Objections to Claims................................................................   63
         Section 5.13        Other Documents and Actions.........................................................   65
         Section 5.14        Corporate Action....................................................................   65
         Section 5.15        Retiree Benefits....................................................................   65
         Section 5.16        Employee Benefits...................................................................   65
         Section 5.17        Certain Provisions In Respect of the Old Leap Notes, and the Old Indenture Trustee..   66

ARTICLE VI. CONFIRMATION AND EFFECTIVE DATE CONDITIONS...........................................................   67

         Section 6.01        Conditions To Confirmation..........................................................   67
         Section 6.02        Conditions To Initial Distribution Date.............................................   67
         Section 6.03        Conditions To Effective Date........................................................   67

         Section 6.04        Waiver of Conditions................................................................   68
         Section 6.05        Effect of Failure of Conditions.....................................................   68
         Section 6.06        Order Denying Confirmation..........................................................   69

ARTICLE VII. CONFIRMABILITY OF PLAN AND CRAMDOWN.................................................................   69

ARTICLE VIII. PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT
              AND UNLIQUIDATED CLAIMS AND INTERESTS..............................................................   69

         Section 8.01        Voting of Claims and Interests......................................................   69
         Section 8.02        Method of Distributions Under the Plan..............................................   69
         Section 8.03        Special Procedures for Lost, Stolen, Mutilated or Destroyed Instruments.............   72
         Section 8.04        Undeliverable or Unclaimed Distributions............................................   72
         Section 8.05        Disputed Claims; Reserve and Estimations............................................   72
         Section 8.06        Setoffs.............................................................................   74

ARTICLE IX. IMPLEMENTATION AND EFFECT OF CONFIRMATION OF THIS PLAN...............................................   75

         Section 9.01        Effect of Confirmation of the Plan..................................................   75

ARTICLE X. RETENTION OF JURISDICTION.............................................................................   75

ARTICLE XI. MISCELLANEOUS PROVISIONS.............................................................................   76

         Section 11.01       Exemption From Transfer Taxes.......................................................   76
         Section 11.02       Payment of Statutory Fees...........................................................   77
         Section 11.03       Modification or Withdrawal of the Plan..............................................   77
         Section 11.04       Governing Law.......................................................................   77
         Section 11.05       Filing or Execution of Additional Documents.........................................   77
         Section 11.06       Withholding and Reporting Requirements..............................................   77
         Section 11.07       Waiver of Rule 62(a) of the Federal Rules of Civil Procedure........................   77
         Section 11.08       Headings............................................................................   78
         Section 11.09       Exhibits and Schedules..............................................................   78
         Section 11.10       Notices.............................................................................   78
         Section 11.11       Plan Supplement.....................................................................   78
         Section 11.12       Conflict............................................................................   78
         Section 11.13       Successors and Assigns..............................................................   78
         Section 11.14       Saturday, Sunday or Legal Holiday...................................................   79
         Section 11.15       Post-Effective Date Effect of Evidences of Claims or Interests......................   79
         Section 11.16       Severability of Plan Provisions.....................................................   79
         Section 11.17       Balloting...........................................................................   79
         Section 11.18       No Admissions or Waiver of Objections...............................................   79
         Section 11.19       Survival of Settlements.............................................................   80

                                   ARTICLE I.

                                  INTRODUCTION

                  Leap Wireless International, Inc. ("Leap"), its indirect wholly-owned subsidiary Cricket Communications, Inc. ("Cricket") and their respective 64 subsidiaries and/or affiliates(1) (collectively, the "Debtors") hereby propose the following Third Amended Joint Plan of Reorganization, as modified (defined herein as the "Plan") for the resolution of their outstanding Claims and Interests. Reference is made to the Disclosure Statement Accompanying Third Amended Joint Plan of Reorganization, as modified, dated as of July 18, 2003 (defined herein as the "Disclosure Statement") for a discussion of the Debtors' history, businesses, properties and results of operations, and for a summary of the Plan and certain related matters. Capitalized terms not defined in this Introduction shall have the meanings ascribed to them in Article II hereof.

----------
(1) Cricket Communications Holdings, Inc., a Delaware corporation; Backwire.com, Inc., a Delaware corporation; Telephone Entertainment Network, Inc., a Delaware corporation; Chasetel Licensee Corporation, a Delaware corporation; Cricket Licensee (Albany), Inc., a Delaware corporation; Cricket Licensee (Columbus), Inc., a Delaware corporation; Cricket Licensee (Denver), Inc., a Delaware corporation; Cricket Licensee (Lakeland), Inc., a Delaware corporation; Cricket Licensee (Macon), Inc., a Delaware corporation; Cricket Licensee (North Carolina), Inc., a Delaware Corporation; Cricket Licensee (Pittsburgh), Inc., a Delaware corporation; Cricket Licensee (Reauction), Inc., a Delaware corporation; Cricket Licensee I, Inc., a Delaware corporation; Cricket Licensee II, Inc., a Delaware corporation; Cricket Licensee III, Inc., a Delaware corporation; Cricket Licensee IV, Inc., a Delaware corporation; Cricket Licensee V, Inc., a Delaware corporation; Cricket Licensee VI, Inc., a Delaware corporation; Cricket Licensee VII, Inc., a Delaware corporation; Cricket Licensee VIII, Inc., a Delaware corporation; Cricket Licensee IX, Inc., a Delaware corporation; Cricket Licensee X, Inc., a Delaware corporation; Cricket Licensee XI, Inc., a Delaware corporation; Cricket Licensee XII, Inc., a Delaware corporation; Cricket Licensee XIII, Inc., a Delaware corporation; Cricket Licensee XIV, Inc., a Delaware corporation; Cricket Licensee XV, Inc., a Delaware corporation; Cricket Licensee XVI, Inc., a Delaware corporation; Cricket Licensee XVII, Inc., a Delaware corporation; Cricket Licensee XVIII, Inc., a Delaware corporation; Cricket Licensee XIX, Inc., a Delaware corporation; Cricket Licensee XX, Inc., a Delaware corporation; Cricket Holdings Dayton, Inc., a Delaware corporation; MCG PCS Licensee Corporation, Inc., a Delaware corporation; Chasetel Real Estate Company, Inc., a Tennessee corporation; Cricket Alabama Property Company, a Delaware corporation; Cricket Arizona Property Company, a Delaware corporation; Cricket Arkansas Property Company, a Delaware corporation; Cricket California Property Company, a Delaware corporation; Cricket Colorado Property Company, a Delaware corporation; Cricket Florida Property Company, a Delaware corporation; Cricket Georgia Property Company, inc., a Delaware corporation; Cricket Idaho Property Company, a Delaware corporation; Cricket Illinois Property Company, a Delaware corporation; Cricket Indiana Property Company, a Delaware corporation; Cricket Kansas Property Company, a Delaware corporation; Cricket Kentucky Property Company, a Delaware corporation; Cricket Michigan Property Company, a Delaware corporation; Cricket Minnesota Property Company, a Delaware corporation; Cricket Mississippi Property Company, a Delaware corporation; Cricket Nebraska Property Company, a Delaware corporation; Cricket Nevada Property Company, a Delaware corporation; Cricket New Mexico Property Company, a Delaware corporation; Cricket New York Property Company, Inc., a Delaware corporation; Cricket North Carolina Property Company, a Delaware corporation; Cricket Ohio Property Company, a Delaware corporation; Cricket Oklahoma Property Company, a Delaware corporation; Cricket Oregon Property Company, a Delaware corporation; Cricket Pennsylvania Property Company, a Delaware corporation; Cricket Texas Property Company, a Delaware corporation; Cricket Utah Property Company, a Delaware corporation; Cricket Washington Property Company, a Delaware corporation; Cricket Wisconsin Property Company, a Delaware corporation; Leap PCS Mexico, Inc., a California corporation.

                  The Plan represents a global settlement of all Intercompany Claims and Litigation Claims between the Debtors, the Holders of Old Vendor Debt (in their capacity as such Holders) and Holders of Leap General Unsecured Claims (in their capacity as such Holders), and is the product of months of investigation and negotiations among the foregoing parties (and the Leap Informal Noteholder Committee prior to the appointment of the Leap Official Committee of Unsecured Creditors). As a result of the foregoing settlement, the Debtors have been able to file the Plan - which provides for the preservation of the Debtors as viable going-concern businesses - and expect to confirm the Chapter 11 Cases on an expedited timetable. On the other hand, without the settlement memorialized in the Plan (and described in greater detail in the Disclosure Statement), the Chapter 11 Cases could deteriorate into free-fall chapter 11 cases and Holders of Allowed Claims and Interests would receive distributions (if any) only after the conclusion of lengthy and expensive complex litigation. Those distributions, moreover, would be reduced substantially due to the likely deterioration of the value of the Debtors during prolonged Chapter 11 Cases and the millions of dollars in legal and expert fees which would be incurred to litigate the Intercompany Claims and Litigation Claims.

                  In sum, the Plan provides for a reorganization of the Debtors under Reorganized Leap. However, Reorganized Leap will not retain the Leap General Unsecured Claim Cash Distribution or the assets being transferred to the Leap Creditor Trust, or be subject to any claims against or Interests in Leap that are being discharged under the Plan. Specifically, the means of executing and implementing the Plan are as follows:

                  On the Effective Date, (i) the Old License Holding Company Common Stock will be cancelled and each Reorganized License Holding Company will issue to Reorganized Leap 100% of the issued and outstanding shares of New License Holding Company Common Stock, (ii) the Old Other Subsidiary Common Stock will be cancelled and each Reorganized Other Subsidiary will issue to Reorganized Leap 100% of the issued and outstanding shares of New Other Subsidiary Common Stock, and (iii) the Old Property Holding Company Common Stock will be cancelled and each Reorganized Property Holding Company will issue to Reorganized Cricket 100% of the issued and outstanding shares of New Property Holding Company Common Stock.

                  Also on the Effective Date, (i) the Old Leap Common Stock will be cancelled, (ii) Reorganized Leap will issue and contribute 96.5% of the issued and outstanding shares of New Leap Common Stock to CCH, (iii) Reorganized Leap will contribute all of the New License Holding Company Common Stock to CCH, and (iv) CCH will contribute all of such New Leap Common Stock and New License Company Common Stock to Reorganized Cricket. Following such contributions, on the Effective Date, CCH will be merged with and into Cricket Communications, Inc. in a "tax-free" reorganization in compliance with Section 368(a)(1)(G) of the Internal Revenue Code, pursuant to which the Old CCH Common Stock will be converted into 100% of the issued and outstanding shares of New Cricket Common Stock. As a result, Reorganized Leap will own 100% of the issued and outstanding shares of Reorganized Cricket and each of the Reorganized Other Subsidiaries, and Reorganized Cricket will own 100% of the issued and outstanding shares of each of the Reorganized License Holding Companies, 100% of the issued and outstanding shares of each of the Reorganized Property Holding Companies and, temporarily until the distribution thereof to the Holders of Old Vendor Debt Claims, 96.5% of the New Leap Common Stock.

                  On the Effective Date, or as soon thereafter as practicable, the Holders of Old Vendor Debt Claims will receive from Cricket, on a Pro Rata basis, 96.5% of the issued and outstanding shares of New Leap Common Stock and New Senior Notes aggregating $350 million in principal amount.

                  On the Initial Distribution Date, and notwithstanding the occurrence of the Effective Date: (a) Holders of Allowed Leap General Unsecured Claims, including the Holders of Old Leap Notes, will receive, on a Pro Rata basis, beneficial interests in the Leap Creditor Trust; (b) the Leap Creditor Trust will receive the Leap General Unsecured Claim Cash Distribution; and (c) Holders of Allowed 12 1/2% Senior Secured Claims will receive, on a Pro Rata basis, the 12 1/2% Senior Secured Claim Distribution (approximately $200,000).

                  In addition, on the later of the Effective Date and the Initial Distribution Date, Reorganized Leap will issue and transfer (as applicable) to the Leap Creditor Trust: (a) the Leap Creditor Trust Assets for subsequent sale and Distribution of the proceeds to the Leap General Unsecured Creditors; and (b) 3.5% of the issued and outstanding shares of New Leap Common Stock as of the Effective Date for Distribution to the Leap General Unsecured Creditors. Following the Effective Date, after the satisfaction of all Allowed Administrative Claims and Allowed Priority Claims against Leap and the resolution of all Disputed Administrative Claims and Disputed Priority Claims against Leap, any remaining Cash held in reserve by Reorganized Leap will be distributed to the Leap Creditor Trust. Notwithstanding anything set forth herein, if any Leap Creditor Trust Assets are converted to Cash on or after the Initial Distribution Date but prior to the Effective Date, the Cash proceeds shall be transferred to the Leap Creditor Trust as soon as practicable upon such monetization, notwithstanding the fact that the Effective Date has not occurred. In accordance with the negotiated settlement between the Leap Informal Noteholder Committee and the Informal Vendor Debt Committee leading to the Plan, all other assets of Leap that are not specifically defined as Leap Creditor Trust Assets in the Plan will not be transferred to the Leap Creditor Trust and will remain with Reorganized Leap, including for example only, office furniture, fixtures, equipment and supplies; Leap intellectual property, including the "Leap" trademark; retirement plan assets; and an inter-company payable from Cricket which is being released under the Plan.

                  Holders of Old Leap Common Stock will receive nothing on account of their Interests.

                  THE PLAN IS THE PRODUCT OF NEGOTIATIONS AMONG THE DEBTORS, THE INFORMAL VENDOR DEBT COMMITTEE, THE INFORMAL NOTEHOLDER COMMITTEE (PRIOR TO THE APPOINTMENT OF THE OFFICIAL COMMITTEE) AND THE OFFICIAL COMMITTEE. THE DEBTORS BELIEVE THE PLAN REPRESENTS THE BEST POSSIBLE RETURN TO HOLDERS OF CLAIMS AND INTERESTS AND URGE SUCH HOLDERS TO VOTE IN FAVOR OF THE PLAN.

                  THE INFORMAL VENDOR DEBT COMMITTEE URGES HOLDERS OF OLD VENDOR DEBT TO READ THE DISCLOSURE STATEMENT AND VOTE IN FAVOR OF THE PLAN.

                  THE OFFICIAL COMMITTEE URGES HOLDERS OF LEAP GENERAL UNSECURED CLAIMS TO READ THE DISCLOSURE STATEMENT AND VOTE IN FAVOR OF THE PLAN.

                  ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. NO MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND THE EXHIBITS AND SCHEDULES ATTACHED THERETO OR REFERENCED THEREIN, HAVE BEEN APPROVED BY THE DEBTORS FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THE PLAN.

                  Notwithstanding anything herein to the contrary, all statements in the Plan and the accompanying Disclosure Statement concerning the history of the Debtors' businesses, the past or present financial condition of the Debtors, transactions to which the Debtors were or are party, or the effect of Confirmation of the Plan on Holders of Claims and Interests are attributable exclusively to the Debtors and not to any other party.

                                   ARTICLE II.

                 DEFINITION OF TERMS AND RULES OF INTERPRETATION

SECTION 2.01      DEFINITION OF TERMS

                  Unless otherwise defined herein, or the context otherwise requires, the following terms shall have the respective meanings set forth below:

12 1/2% Senior Notes                        means the $225,000,000, 12 1/2%
                                            Senior Notes due 2010 issued
                                            pursuant to the Indenture.

12 1/2% Senior Secured Claim                means the claim, secured by a Lien
                                            on the Senior Notes Pledged Account,
                                            asserted by the Old Indenture
                                            Trustee for the benefit of the
                                            Holders of the 12 1/2% Senior Notes
                                            pursuant to the Indenture.

12 1/2% Senior Secured Claim
Distribution                                means the remaining amounts in the
                                            Senior Notes Pledged Account
                                            (approximately $200,000) that will
                                            be distributed, on a Pro Rata basis,
                                            for the benefit of the Holders of
                                            the 12 1/2% Senior Secured Claims on
                                            the Initial Distribution Date.

14 1/2% Senior Discount Notes               means the $668,000,000, 14 1/2%
                                            Senior Discount Notes due 2010
                                            issued pursuant to the Indenture.

Additional Participants                     means those parties in interest who
                                            hold Claims against the Debtors and
                                            who were not served by U.S. mail
                                            with the notice of the Bar Date by
                                            the Debtors.

Administrative Claim                        means any right to payment
                                            constituting a cost or expense of
                                            administration of the Chapter 11
                                            Cases of a kind specified under
                                            section 503(b) and entitled to
                                            priority under section 507(a)(1) of
                                            the Bankruptcy Code, including,
                                            without limitation, any actual and
                                            necessary costs and expenses of
                                            preserving the estates of the
                                            Debtors, any
                                            actual and necessary costs and
                                            expenses of operating the respective
                                            businesses of the Debtors, any
                                            indebtedness or obligations incurred
                                            or assumed by any of the Debtors in
                                            Possession in connection with the
                                            conduct of their respective
                                            businesses, including, without
                                            limitation, all compensation and
                                            reimbursement of expenses to the
                                            extent Allowed by the Court under
                                            section 330 or 503 of the Bankruptcy
                                            Code, any fees or charges assessed
                                            against the estates of the Debtors
                                            under section 1930 of chapter 123 of
                                            Title 28 of the United States Code,
                                            the reasonable fees and expenses of
                                            professionals to the Informal Vendor
                                            Debt Committee, and the reasonable
                                            fees and expenses of professionals
                                            to the Informal Noteholder Committee
                                            incurred prior to the formation of
                                            the Official Committee.

Allowed Claim or Allowed Interest           means a Claim against or Interest in
                                            a Debtor to the extent that

                                 1.            a proof of the Claim or Interest

                                                    a.   was timely Filed and
                                            served upon a Debtor and no
                                            objection to the Claim or Interest
                                            is Filed within the time fixed by
                                            the Court for such objections; or

                                                    b.   is deemed Filed under
                                            applicable law (e.g., filed on the
                                            Schedules as noncontingent,
                                            nondisputed and liquidated) or
                                            pursuant to a Final Order of the
                                            Court and no objection to the Claim
                                            or Interest is Filed within the time
                                            fixed by the Court for such
                                            objections; or

                                                    c.   is Allowed pursuant to
                                            subparagraph b of this definition;
                                            or

                                                    d.   is Allowed under the
                                            Plan; or

                                                    e.   is a Claim that the
                                            Reorganized Debtors deem Allowed
                                            after the Effective Date.

                                 2.            If a Debtor files an objection to
                                            a proof of Claim or Interest within
                                            a time fixed by the Court, the Claim
                                            or Interest shall be Allowed to the
                                            extent of

                                                    a.   any amount of such
                                            Claim or Interest to which the
                                            Debtors did not object; or

                                                    b.   any amount otherwise
                                            authorized by Final Order or the
                                            Plan.

Allowed Administrative Claim,
Allowed Priority Tax Claim, Allowed
Secured Claim and
Allowed General Unsecured Claim             have correlative meanings.

Allowed Class Claim                         means an Allowed Claim in the
                                            particular Class described.

Allowed Class Interest                      means an Allowed Interest in the
                                            particular Class described.

Amended Debtor Certificates
of Incorporation                            means the amended and restated
                                            certificates of incorporation of
                                            each Reorganized Debtor that will be
                                            effective on the Effective Date,
                                            substantially in the form which will
                                            be Filed with the Plan Supplement
                                            and subject to modification by the
                                            Debtors (with the consent of the
                                            Informal Vendor Debt Committee)
                                            prior to the Effective Date.

Amended Debtor Bylaws                       means the amended bylaws of each
                                            Reorganized Debtor that will be
                                            effective on the Effective Date,
                                            substantially in the form which will
                                            be Filed with the Plan Supplement
                                            and subject to modification by the
                                            Debtors (with the consent of the
                                            Informal Vendor Debt Committee)
                                            prior to the Effective Date.

Ballots means each of the ballot forms distributed with the Disclosure Statement to each Holder of an Impaired Claim or Impaired Interest (other than to Holders of Impaired Claims and Interests deemed to have rejected the Plan or otherwise not entitled to vote on the Plan), upon which is to be indicated, among other things, acceptance or rejection of the Plan.

Bankruptcy Code                             means Title 11 of the United States
                                            Code, 11 U.S.C.Sections 101 et seq.,
                                            as in effect on the date hereof or
                                            hereafter amended if such amendments
                                            are made applicable to the Chapter
                                            11 Cases.

Bankruptcy Rules                            means the Federal Rules of
                                            Bankruptcy Procedure as promulgated
                                            by the United States Supreme Court
                                            under section 2075 of Title 28 of
                                            the United States Code, and local
                                            rules of the Court, as the context
                                            may require.

Bar Date                                    means June 28, 2003.

Business Day                                means any day on which commercial
                                            banks are open for business, and not
                                            authorized to close, in the City of
                                            New

                                            York, New York, except any day
                                            designated as a legal holiday in
                                            Bankruptcy Rule 9006(a).

Cash                                        means legal tender of the United
                                            States of America and equivalents
                                            thereof.

Cash Collateral Order                       means that certain Final Stipulated
                                            Order (i) authorizing the use of
                                            Cash Collateral and (ii) Granting
                                            Replacement Liens that is pending
                                            before the Court, together with that
                                            Interim Order Authorizing the
                                            Interim Use of Cash Collateral and
                                            Granting Replacement Liens entered
                                            on the Docket on April 14, 2003.

CCH                                         means Cricket Communications
                                            Holdings, Inc., a Delaware
                                            corporation.

Chapter 11 Cases                            means the jointly administered
                                            Chapter 11 cases commenced by the
                                            Debtors on the Petition Date.

Claim                                       means a claim, whether or not
                                            asserted or Allowed, as defined in
                                            section 101(5) of the Bankruptcy
                                            Code.

Class                                       means a class of Claims or Interests
                                            designated pursuant to the Plan.

Clerk                                       means the Clerk of the Court.

Collateral                                  means any property or interest in
                                            property of a Debtor's Estate
                                            subject to a Lien to secure the
                                            payment or performance of a Claim as
                                            of the Petition Date.

Confirmation                                means the conclusion of the
                                            Confirmation Hearing at which the
                                            Plan is confirmed.

Confirmation Date                           means the date on which the
                                            Confirmation Order is entered on the
                                            Docket.

Confirmation Hearing                        means the hearing to consider
                                            confirmation of the Plan pursuant to
                                            section 1128 of the Bankruptcy Code.

Confirmation Order                          means the order entered by the Court
                                            confirming the Plan pursuant to
                                            section 1129 of the Bankruptcy Code.

Court means, (a) the United States Bankruptcy Court for the Southern District of California, having jurisdiction over the Chapter 11 Cases; (b) to the extent there is no reference pursuant to section 157 of Title 28 of the United States Code, the United States District Court for the Southern District of California; and (c) any other court having jurisdiction over the Chapter 11 Cases.

Cricket                                     means Cricket Communications, Inc.,
                                            a Delaware corporation.

Cricket General Unsecured
Creditor Distribution                       means Cash or other property of a
                                            value equal to the amount of the
                                            chapter 7 liquidation value of any
                                            property held by Cricket that is not
                                            subject to the Liens of the Holders
                                            of Old Vendor Debt (e.g., avoidance
                                            actions) that will be distributed
                                            to Holders of General Unsecured
                                            Claims against Cricket, including
                                            any Allowed deficiency Claims of the
                                            Holders of Old Vendor Debt.

Debtors                                     shall have the meaning ascribed to
                                            it in Article I of the Plan.

Debtors in Possession                       means the Debtors in their
                                            capacities as debtors in possession
                                            in the Chapter 11 Cases pursuant to
                                            sections 1107(a) and 1108 of the
                                            Bankruptcy Code.

Disbursing Agent                            means a Person responsible for
                                            making distributions under the Plan.
                                            Reorganized Leap and Reorganized
                                            Cricket, or such Person(s) as each
                                            may employ in its sole discretion,
                                            will serve as Disbursing Agent for
                                            the Reorganized Debtors; provided
                                            that the Leap Creditor Trust
                                            Trustee, or such person(s) as the
                                            Leap Creditor Trust Trustee may
                                            employ in its sole discretion, will
                                            serve as Disbursing Agent for the
                                            Leap Creditor Trust.

Disclosure Statement                        means the written disclosure
                                            statement, dated as of July 18,
                                            2003, that relates to the Plan, as
                                            approved by the Court pursuant to
                                            section 1125 of the Bankruptcy Code,
                                            as such disclosure statement may be
                                            amended, modified or supplemented
                                            from time to time.

Disputed                                    means, with reference to any Claim
                                            (including any Administrative
                                            Claim), or Interest, or any portion
                                            thereof, any Claim or Interest proof
                                            of which was Filed and in either
                                            case or in the case of any
                                            Administrative Claim, Claim or
                                            Interest that is disputed under the
                                            Plan or as to which the Debtors or
                                            any other party have interposed a
                                            timely objection and/or request for
                                            estimation in accordance with
                                            section 502(c) of the Bankruptcy
                                            Code and Bankruptcy Rule 3018, which
                                            objection and/or request for
                                            estimation has not been withdrawn or
                                            determined by a Final Order, and any
                                            Claim or Interest proof of which was
                                            required to be Filed by Order of the
                                            Court but as to which a proof of
                                            claim or interest was not timely or
                                            properly Filed; provided, however,
                                            that prior to (x) the time an
                                            objection has been filed, and (y)
                                            the expiration of the
                                            Claims/Interest
                                            objection deadline with respect to
                                            such Claim or Interest, unless
                                            Allowed by the Reorganized Debtors
                                            or the Leap Creditor Trust Trustee,
                                            a Claim or Interest shall be
                                            considered a Disputed Claim or
                                            Disputed Interest to the extent that
                                            the amount of the Claim or Interest
                                            specified in a proof of Claim or
                                            Interest exceeds the amount of the
                                            Claim or Interest scheduled by the
                                            Debtors as not disputed, contingent,
                                            or unliquidated.

Distribution                                means a distribution to a Holder of
                                            an Allowed Claim pursuant to this
                                            Plan.

Distribution Record Date                    means [   ].

Docket                                      means the docket in the Chapter 11
                                            Cases maintained by the Clerk.

Effective Date                              means the first Business Day on
                                            which all the conditions precedent
                                            to the effectiveness of the Plan
                                            shall have been satisfied or waived;
                                            provided, however, that if a stay of
                                            the Confirmation Order is in effect
                                            (and the satisfaction of such
                                            condition is the final condition to
                                            be satisfied or waived for the
                                            effectiveness of the Plan), the
                                            Effective Date shall be extended to
                                            the first Business Day after such
                                            stay is no longer in effect.

Eligible Leap Avoidance Action              means, except for any claim or
                                            action released pursuant to the
                                            terms of the Plan, any claim or
                                            action held by Leap arising under or
                                            relating to sections 542, 543, 544,
                                            545, 547, 548, 549, or 550 of the
                                            Bankruptcy Code; provided that, no
                                            such claim or action shall be deemed
                                            to be an Eligible Leap Avoidance
                                            Action until (i) the Leap Creditor
                                            Trust Trustee has given 20-days'
                                            prior written notice to the Informal
                                            Vendor Debt Committee and the
                                            Debtors and their respective counsel
                                            of the name of the proposed
                                            defendant against whom the Leap
                                            Creditor Trust Trustee seeks to
                                            bring the claim or action and (ii)
                                            such proposed defendant is not
                                            determined to be a "Material Vendor
                                            or Customer" in accordance with the
                                            following procedures. If after
                                            receiving notice of a proposed claim
                                            or action the Informal Vendor Debt
                                            Committee reasonably determines that
                                            the proposed defendant of the claim
                                            or action is a vendor, customer or
                                            other party with whom the Debtors or
                                            Reorganized Debtors have, or
                                            reasonably expect to have, a
                                            material business relationship, the
                                            Informal Vendor Debt Committee shall
                                            notify the Leap Creditor Trust
                                            Trustee in writing within the
                                            applicable 20-day period that the
                                            proposed defendant is a "Material
                                            Vendor or Customer." If
                                            so designated, then the proposed
                                            claim or action shall not be an
                                            Eligible Leap Avoidance Action and
                                            shall not be commenced or otherwise
                                            prosecuted by the Leap Creditor
                                            Trust Trustee; provided that, the
                                            Leap Creditor Trust Trustee shall
                                            have the right to petition the Court
                                            in the event that it determines that
                                            the designation of the proposed
                                            defendant as a "Material Vendor or
                                            Customer" is unreasonable. If the
                                            Informal Vendor Debt Committee does
                                            not notify the Leap Creditor Trust
                                            Trustee in writing within the
                                            applicable 20-day period that the
                                            proposed defendant is a "Material
                                            Vendor or Customer," the proposed
                                            claim or action shall be deemed to
                                            be an Eligible Leap Avoidance Action
                                            and the Leap Creditor Trust Trustee
                                            may commence and otherwise prosecute
                                            such action or claim in its sole
                                            discretion.

Eligible Leap Cause of Action               means, except for any claim or cause
                                            of action released pursuant to the
                                            terms of the Plan, any cause of
                                            action held by Leap (other than an
                                            action held by Leap arising under or
                                            relating to sections 542, 543, 544,
                                            545, 547, 548, 549, or 550 of the
                                            Bankruptcy Code); provided that, no
                                            such cause of action shall be deemed
                                            to be an Eligible Leap Cause of
                                            Action until (i) the Leap Creditor
                                            Trust Trustee has given 20-days'
                                            prior written notice to the Informal
                                            Vendor Debt Committee and the
                                            Debtors and their respective counsel
                                            of the name of the proposed
                                            defendant against whom the Leap
                                            Creditor Trust Trustee seeks to
                                            bring the cause of action and a
                                            summary of the amounts at issue and
                                            the substantive factual allegations
                                            and legal theories underlying such
                                            cause of action, and (ii) such
                                            proposed cause of action is not
                                            determined to be a "Materially
                                            Adverse Action" in accordance with
                                            the following procedures. If after
                                            receiving notice of a proposed cause
                                            of action the Informal Vendor Debt
                                            Committee reasonably determines that
                                            the proposed cause of action has, or
                                            could reasonably be expected to
                                            have, a material adverse effect on
                                            the Debtors or Reorganized Debtors
                                            or their respective businesses or
                                            prospects, the Informal Vendor Debt
                                            Committee shall notify the Leap
                                            Creditor Trust Trustee in writing
                                            within the applicable 20-day period
                                            that the proposed cause of action is
                                            a "Materially Adverse Action." If so
                                            designated, then the proposed cause
                                            of action shall not be an Eligible
                                            Leap Cause of Action and shall not
                                            be commenced or otherwise prosecuted
                                            by the Leap Creditor Trust Trustee;
                                            provided that, the Leap Creditor
                                            Trust Trustee shall have the right
                                            to petition the Court in the event
                                            that it determines that the
                                            designation of the proposed cause of
                                            action as a "Materially Adverse
                                            Action" is unreasonable. If the
                                            Informal Vendor

                                            Debt Committee does not notify the
                                            Leap Creditor Trust Trustee in
                                            writing within the applicable 20-day
                                            period that the proposed cause of
                                            action is a "Materially Adverse
                                            Action," the proposed cause of
                                            action shall be deemed to be an
                                            Eligible Leap Cause of Action and
                                            the Leap Creditor Trust Trustee may
                                            commence and otherwise prosecute
                                            such action in its sole discretion.
                                            Any Leap cause(s) of action listed
                                            in Leap's Schedules, including the
                                            cause of action related to the
                                            Endesa note receivable, shall be
                                            conclusively deemed Eligible Leap
                                            Causes of Action without further
                                            action of the parties.

Ericsson                                    means Ericsson Credit AB.

Ericsson Facility                           means that certain Credit Agreement
                                            among CCH, Cricket and Ericsson, as
                                            administrative agent, dated as of
                                            October 20, 2000, as amended.

Estates means, collectively, the estates created in each of the Debtors' Chapter 11 Cases under section 541 of the Bankruptcy Code.

FCC                                         means Federal Communications
                                            Commission.

File or Filed                               means filed with the Court in the
                                            Chapter 11 Cases.

Final Order                                 means an order or judgment of the
                                            Court as entered on the Docket in
                                            the Chapter 11 Cases, or other court
                                            of competent jurisdiction, the
                                            operation or effect of which has not
                                            been stayed, reversed or amended,
                                            and as to which order or judgment
                                            (or any revision, modification, or
                                            amendment thereof) the time to
                                            appeal or seek review or rehearing
                                            has expired and as to which no
                                            appeal or petition for review or
                                            rehearing was filed or, if filed,
                                            remains pending.

GAAP means Generally Accepted Accounting Principles in the United States of America as in effect on the date of this Plan, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public
                                            Accountants, (ii) statements and
                                            pronouncements of the Financial
                                            Accounting Standards Board, (iii)
                                            such other statements by such other
                                            entity as approved by a significant
                                            segment of the accounting profession
                                            and (iv) the rules and regulations
                                            of the SEC governing the inclusion
                                            of financial statements (including
                                            pro forma financial statements) in
                                            periodic reports required to be
                                            filed pursuant to section 13 of the
                                            Exchange Act, including opinions and
                                            pronouncements in
                                            staff accounting bulletins and
                                            similar written statements from the
                                            accounting staff of the SEC.

General Unsecured Claim                     means any Claim that is not an
                                            Administrative Claim, Priority
                                            Claim, Priority Tax Claim,
                                            Intercompany Claim or Secured Claim,
                                            and shall include any deficiency
                                            Claim of a Holder of a Secured
                                            Claim.

GLH                                         means, collectively, GLH, Inc. and
                                            NTCH, Inc.

GLH Collateral                              means the Collateral securing the
                                            obligations of Leap, directly or
                                            indirectly arising out of, in
                                            connection with or otherwise
                                            relating to securing the obligations
                                            of the GLH Loan Agreement.

GLH Loan Agreement                          means the Loan Agreement, dated as
                                            of April 9, 2002, by and between
                                            Leap, as borrower, and GLH, as
                                            lender, and as such Loan Agreement
                                            has been modified and amended from
                                            time to time.

Holder                                      means the holder of a Claim or
                                            Interest.

Impaired means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

Indenture                                   means that certain Indenture, dated
                                            as of February 23, 2000, among Leap,
                                            as Issuer, and the Old Indenture
                                            Trustee, pursuant to which the
                                            12 1/2% Senior Notes and the 14 1/2%
                                            Senior Discount Notes were issued,
                                            together with any amendments or
                                            supplements thereto.

Informal Noteholder Committee               means that certain informal
                                            committee organized pre-petition and
                                            composed of certain Holders of the
                                            Old Leap Notes in connection with
                                            the Debtors' pre-petition efforts to
                                            commence and facilitate negotiations
                                            of a restructuring of the Old Leap
                                            Notes. The Informal Noteholder
                                            Committee disbanded upon the
                                            appointment of the Official
                                            Committee.

Informal Vendor Debt Committee              means that certain informal
                                            committee organized pre-petition and
                                            composed of certain Holders of the
                                            Old Vendor Debt in connection with
                                            the Debtors' pre-petition efforts to
                                            commence and facilitate negotiations
                                            of a restructuring of the Old Vendor
                                            Debt. The members of the Informal
                                            Vendor Debt Committee are: AIM
                                            Floating Rate Fund, Aimco CDO Series
                                            2000-4, Aimco CLO Series 2001-A,
                                            Alliance Capital Management, L.P.,
                                            Allstate Life Insurance Company,
                                            APEX (IDM) CDO I, Ltd.,

                                            Archimedes Funding II, Ltd.,
                                            Archimedes Funding III, Ltd.,
                                            Archimedes Funding IV (Cayman),
                                            Ltd., Ares III CLO Ltd., Ares IV CLO
                                            Ltd., Aurum CLO 2002-1 Ltd., Bank
                                            One, N.A., Capital Research and
                                            Management Company, Catalyst
                                            Investment Management, Cerberus
                                            Capital, Ceres II Finance Ltd., CFSC
                                            Wayland Advisers, Inc., Charter View
                                            Portfolio, Credit Suisse First
                                            Boston, Cypress Management, Eaton
                                            Vance Senior Income Trust, ELC
                                            (Cayman) Ltd. CDO Series 1999, ELC
                                            (Cayman) Ltd. 1999-II, ELC (Cayman)
                                            Ltd. 1999-III, ELC (Cayman) Ltd.
                                            2000-I, Franklin Floating Rate
                                            Trust, Goldman Sachs Credit Partners
                                            L.P., Grayson & Co., Highland
                                            Capital, Indosuez Capital Funding
                                            IIA Limited, Indosuez Capital
                                            Funding III, Limited, Indosuez
                                            Capital Funding VI, Limited, ING
                                            Capital LLC (Middenbank Curacao NY),
                                            Liberty Floating Rate Advantage
                                            Fund, Merrill Lynch, MHR Fund
                                            Management LLC, Mitchell R. Julis,
                                            Nemean CLO, Ltd., Pacifica Partners
                                            I, L.P., Romulus Holdings, Inc.,
                                            Senior Debt Portfolio (Boston
                                            Management and Research), SRF 2000
                                            LLC, Stein Roe & Farnham CLO I Ltd.,
                                            Stein Roe Floating Rate Limited
                                            Liability Company, Varde Partners,
                                            Inc. and York Capital Management LP.

Initial Distribution Date                   means the date that is no later than
                                            eleven days following the
                                            Confirmation Date. On the Initial
                                            Distribution Date, (a) Holders of
                                            Allowed Leap General Unsecured
                                            Claims shall receive their Pro Rata
                                            share of beneficial interests in the
                                            Leap Creditor Trust and (b) the Leap
                                            Creditor Trust shall receive (x) the
                                            Leap General Unsecured Claim Cash
                                            Distribution; (y) the Leap General
                                            Unsecured Claim Equity Distribution;
                                            and (z) the Leap Creditor Trust
                                            Assets; provided, that in the event
                                            that the Effective Date has not
                                            occurred as of the Initial
                                            Distribution Date, Leap shall not
                                            transfer the Leap Creditor Trust
                                            Assets or the Leap General Unsecured
                                            Claim Equity Distribution to the
                                            Leap Creditor Trust on the Initial
                                            Distribution Date (and such transfer
                                            shall occur on the Effective Date or
                                            as soon as practicable thereafter);
                                            provided further, that if any Leap
                                            Creditor Trust Assets are converted
                                            to Cash on or after the Initial
                                            Distribution Date but prior to the
                                            Effective Date, the Cash proceeds
                                            shall be transferred to the Leap
                                            Creditor Trust as soon as
                                            practicable upon such monetization,
                                            notwithstanding the fact that the
                                            Effective Date has not occurred.

Instrument                                  means any share of stock, security,
                                            promissory note or other
                                            "instrument," within the meaning of
                                            that term, as defined in section
                                            9105(1)(i) of the UCC.

Intercompany Claims                         means all Claims that are or could
                                            be asserted by any Debtor(s) or
                                            its/their Estate(s) against any
                                            other Debtor(s) or its/their
                                            Estate(s).

Intercompany Release                        means the full and complete release
                                            of Intercompany Claims released
                                            pursuant to the Plan, as described
                                            at Section 5.05 of the Plan.

Interest means any equity security (as defined in section 101(16) of the Bankruptcy Code) of any of the Debtors.

Leap                                        means Leap Wireless International,
                                            Inc., a Delaware corporation.

Leap Claims                                 means any and all Claims (as defined
                                            in section 101(5) of the Bankruptcy
                                            Code) held by Leap.

Leap Creditor Trust                         means that certain trust established
                                            as of the Initial Distribution Date,
                                            for the benefit of Holders of Leap
                                            General Unsecured Claims, pursuant
                                            to which, inter alia, the Leap
                                            Creditor Trust Trustee will
                                            liquidate the Leap Creditor Trust
                                            Assets and Distribute the proceeds
                                            thereof to Holders of Allowed Leap
                                            General Unsecured Claims. The United
                                            States Trustee reserves all rights
                                            with respect to the terms and
                                            conditions of the Leap Creditor
                                            Trust.

Leap Creditor Trust Agreement               means that certain Liquidating Trust
                                            Agreement and Declaration of Trust
                                            for the Leap Wireless International,
                                            Inc. Liquidating Trust governing the
                                            terms of the Leap Creditor Trust and
                                            outlining the terms of employment of
                                            the Leap Creditor Trust Trustee. A
                                            copy of the Leap Creditor Trust
                                            Agreement will be filed with the
                                            Plan Supplement. The United States
                                            Trustee reserves all rights with
                                            respect to the terms and conditions
                                            of the Leap Creditor Trust
                                            Agreement.

Leap Creditor Trust Assets                  means certain assets of Leap and its
                                            subsidiaries that will be
                                            transferred on the Effective Date to
                                            the Leap Creditor Trust as follows:
                                            (i) the PCS licenses in the Bemidji,
                                            Minnesota (10 MHz); Brainerd,
                                            Minnesota (10 MHz); Escanaba,
                                            Michigan (10 MHz); Pueblo, Colorado
                                            (10 MHz); and Salem, Oregon (10 MHz)
                                            Basic Trading Areas ("BTAs") and any
                                            cause(s) of action resulting from
                                            the proposed sale thereof pursuant
                                            to a previously executed agreement;
                                            (ii) Leap's stake in the Idaho joint
                                            venture with NTCH; (iii) any Leap
                                            cause(s) of action listed in Leap's
                                            Schedules, including the cause of
                                            action related to the Endesa note
                                            receivable, together with any
                                            Eligible Leap Causes of Action; (iv)
                                            any Eligible Leap Avoidance

                                            Actions; (v) any and all Tax Refunds
                                            that are to be delivered to the Leap
                                            Creditor Trust in accordance with
                                            this Plan; (vi) Cash to be paid by
                                            Cricket in an amount equal to the
                                            Leap Deposits; and (vii) the PCS
                                            licenses in the Bozeman, Montana (20
                                            MHz); Casper, Wyoming (15 MHz);
                                            Lewiston, Idaho (15 MHz); and
                                            Redding, California (15 MHz) BTAs
                                            and any cause(s) of action resulting
                                            from the proposed sale thereof
                                            pursuant to the previously executed
                                            agreement.

Leap Creditor Trust Trustee                 means the trustee for the Leap
                                            Creditor Trust, as chosen by the
                                            Official Committee. The identity of
                                            the Leap Creditor Trust Trustee will
                                            be submitted to the Court no later
                                            than 10 days prior to the
                                            Confirmation Hearing.

Leap Deposits                               means deposits paid by Leap prior to
                                            the Petition Date with respect to
                                            various leases and contracts that
                                            the Informal Vendor Debt Committee
                                            elects to assume or Reinstate, as
                                            applicable, under the Plan; Cricket
                                            will pay a corresponding amount
                                            equal to each such deposit as of the
                                            Effective Date to the Leap Creditor
                                            Trust. The Debtors will file a
                                            Schedule, subject to the approval of
                                            the Informal Debt Committee, with
                                            the Court setting forth the final
                                            amount of the Leap Deposits no later
                                            than 17 days before the Voting
                                            Deadline.

Leap General Unsecured Claim                means a General Unsecured Claim
                                            against Leap, provided that no
                                            Claims of the Holders of Old Vendor
                                            Debt shall be deemed to be Allowed
                                            Leap General Unsecured Claims to the
                                            extent such Claims arise out of or
                                            relate to an Old Vendor Debt Claim.

Leap General Unsecured
Claim Cash Distribution                     means the Cash to be distributed to
                                            the Leap Creditor Trust on the
                                            Initial Distribution Date (and
                                            irrespective of the occurrence of
                                            the Effective Date) for the benefit
                                            of the Holders of Allowed Leap
                                            General Unsecured Claims, which
                                            shall consist of substantially all
                                            of Leap's unrestricted Cash
                                            (excluding the Leap Deposits, for
                                            which a corresponding amount shall
                                            be paid by Cricket on the Effective
                                            Date to the Leap Creditor Trust as
                                            part of the Leap Creditor Trust
                                            Assets), less an appropriate reserve
                                            in an amount to be agreed upon by
                                            the Debtors and the Official
                                            Committee prior to the Initial
                                            Distribution Date for Allowed
                                            Administrative Claims against Leap
                                            through and including the Effective
                                            Date and Allowed Priority Claims
                                            against Leap.

Leap General Unsecured Claim
Equity Distribution                         means the New Leap Common Stock to
                                            be delivered to the Leap Creditor
                                            Trust for Distribution to the
                                            Holders of Allowed Leap General
                                            Unsecured Claims, on a Pro Rata
                                            basis, which in the aggregate shall
                                            equal 3.5% of the outstanding and
                                            issued shares of New Leap Common
                                            Stock as of the Effective Date.

Leap General Unsecured Creditor             means a Holder of a Leap General
                                            Unsecured Claim.

License Holding Companies                   means, collectively, Chasetel
                                            Licensee Corporation, a Delaware
                                            corporation; Cricket Licensee
                                            (Albany), Inc., a Delaware
                                            corporation; Cricket Licensee
                                            (Columbus), Inc., a Delaware
                                            corporation; Cricket Licensee
                                            (Denver), Inc., a Delaware
                                            corporation; Cricket Licensee
                                            (Lakeland), Inc., a Delaware
                                            corporation; Cricket Licensee
                                            (Macon), Inc., a Delaware
                                            corporation; Cricket Licensee (North
                                            Carolina), Inc., a Delaware
                                            Corporation; Cricket Licensee
                                            (Pittsburgh), Inc., a Delaware
                                            corporation; Cricket Licensee
                                            (Reauction), Inc., a Delaware
                                            corporation; Cricket Licensee I,
                                            Inc., a Delaware corporation;
                                            Cricket Licensee II, Inc., a
                                            Delaware corporation; Cricket
                                            Licensee III, Inc., a Delaware
                                            corporation; Cricket Licensee IV,
                                            Inc., a Delaware corporation;
                                            Cricket Licensee V, Inc., a Delaware
                                            corporation; Cricket Licensee VI,
                                            Inc., a Delaware corporation;
                                            Cricket Licensee VII, Inc., a
                                            Delaware corporation; Cricket
                                            Licensee VIII, Inc., a Delaware
                                            corporation; Cricket Licensee IX,
                                            Inc., a Delaware corporation;
                                            Cricket Licensee X, Inc., a Delaware
                                            corporation; Cricket Licensee XI,
                                            Inc., a Delaware corporation;
                                            Cricket Licensee XII, Inc., a
                                            Delaware corporation; Cricket
                                            Licensee XIII, Inc., a Delaware
                                            corporation; Cricket Licensee XIV,
                                            Inc., a Delaware corporation;
                                            Cricket Licensee XV, Inc., a
                                            Delaware corporation; Cricket
                                            Licensee XVI, Inc., a Delaware
                                            corporation; Cricket Licensee XVII,
                                            Inc., a Delaware corporation;
                                            Cricket Licensee XVIII, Inc., a
                                            Delaware corporation; Cricket
                                            Licensee XIX, Inc., a Delaware
                                            corporation; and Cricket Licensee
                                            XX, Inc., a Delaware corporation.

Lien                                        has the meaning set forth in section
                                            101(37) of the Bankruptcy Code.

Litigation Claims                           means any Claims arising out of any
                                            causes of action, whether known or
                                            unknown, contingent or
                                            non-contingent, or liquidated or
                                            unliquidated, held or asserted by a
                                            Person.

Local Bankruptcy Rules                      means the local rules of the Court,
                                            as applicable from time to time in
                                            the Chapter 11 Cases.

Lucent                                      means Lucent Technologies Inc.

Lucent Facility                             means that certain Credit Agreement
                                            among CCH, Cricket and Lucent, as
                                            administrative agent, dated as of
                                            September 20, 1999, as amended and
                                            restated.

New Cricket Common Stock                    means common stock of Reorganized
                                            Cricket which is to be issued by
                                            Reorganized Cricket on the Effective
                                            Date in accordance with the terms of
                                            the Plan, as more fully described in
                                            the Description of the New Cricket
                                            Common Stock attached to the
                                            Disclosure Statement as Exhibit J.

New Leap Common Stock                       means common stock of Reorganized
                                            Leap which is to be issued by
                                            Reorganized Leap on and after the
                                            Effective Date in accordance with
                                            the terms of the Plan, as more fully
                                            described in the Description of the
                                            New Leap Capital Stock attached to
                                            the Disclosure Statement as Exhibit
                                            J.

New License Holding Company
Common Stock                                means common stock of a Reorganized
                                            License Holding Company which is to
                                            be issued by such License Holding
                                            Company on the Effective Date in
                                            accordance with terms of the Plan,
                                            as more fully described in the
                                            Description of the New License
                                            Holding Company Common Stock
                                            attached to the Disclosure Statement
                                            as Exhibit J.

New Other Subsidiary
Common Stock                                means common stock of a Reorganized
                                            Other Subsidiary which is to be
                                            issued by such Other Subsidiary on
                                            the Effective Date in accordance
                                            with terms of the Plan, as more
                                            fully described in the Description
                                            of the New Other Subsidiary Common
                                            Stock attached to the Disclosure
                                            Statement as Exhibit J.

New Property Holding
Company Common Stock                        means common stock of a Reorganized
                                            Property Holding Company which is to
                                            be issued by such Property Holding
                                            Company on the Effective Date in
                                            accordance with terms of the Plan,
                                            as more fully described in the
                                            Description of the New Property
                                            Holding Company Common Stock
                                            attached to the Disclosure Statement
                                            as Exhibit J.

New Senior Notes                            means the 13% Senior Secured Notes
                                            due on the seventh anniversary of
                                            the Effective Date, to be issued by
                                            Reorganized Cricket pursuant to the
                                            New Senior Notes Indenture and to be
                                            secured by the New Senior Notes

                                            Collateral, as more fully described
                                            in the Description of the New Senior
                                            Notes attached to the Disclosure
                                            Statement as Exhibit K.

New Senior Notes Collateral                 means all collateral pledged to
                                            secure the obligations under the New
                                            Senior Notes as provided for in the
                                            New Senior Notes Indenture;
                                            provided, that no Leap Creditor
                                            Trust Assets shall at any time
                                            constitute New Senior Notes
                                            Collateral.

New Senior Notes Indenture                  means that certain Indenture dated
                                            as of the Effective Date among
                                            Reorganized Cricket, as Issuer, the
                                            other parties thereto and the New
                                            Senior Notes Trustee, pursuant to
                                            which the New Senior Notes will be
                                            issued.

New Senior Notes Trustee                    means the entity serving as trustee
                                            pursuant to the New Senior Notes
                                            Indenture, whose identity will be
                                            disclosed prior to the Confirmation
                                            Hearing.

Nortel                                      means Nortel Networks Inc.

Nortel Facility                             means that certain Credit Agreement
                                            among CCH, Cricket and Nortel, as
                                            administrative agent, dated as of
                                            August 28, 2000, as amended.

Official Committee                          means the official unsecured
                                            creditors' committee of Leap,
                                            appointed in the Chapter 11 Case of
                                            Leap by the Office of the United
                                            States Trustee, as its composition
                                            may be changed from time to time by
                                            the addition, resignation and/or
                                            removal of its members.

Old CCH Common Stock                        means all authorized and issued
                                            shares of common stock of CCH, with
                                            a par value of $.0001 per share, and
                                            any right, contractual or otherwise,
                                            to acquire any common shares of CCH,
                                            existing prior to the Petition Date.

Old Cricket Common Stock                    means all authorized and issued
                                            shares of common stock of Cricket,
                                            with a par value of $.0001 per
                                            share, and any right, contractual or
                                            otherwise, to acquire any common
                                            shares of Cricket, existing prior to
                                            the Petition Date.

Old Indenture Trustee                       means U.S. Bank National Association
                                            (successor to State Street Bank and
                                            Trust Company) and its successors,
                                            as Trustee under the Indenture.

Old Leap Common Stock                       means all authorized and issued
                                            shares of common stock of Leap, with
                                            a par value of $.0001 per share, and
                                            any right, contractual or otherwise,
                                            to acquire any common shares of
                                            Leap, existing prior to the Petition
                                            Date.

Old Leap Notes                              means, collectively, the 12 1/2%
                                            Senior Notes and the 14 1/2% Senior
                                            Discount Notes.

Old License Holding Company
Common Stock                                means all authorized and issued
                                            shares of common stock of each Old
                                            License Holding Company, with a par
                                            value of $.0001 per share, and any
                                            right, contractual or otherwise, to
                                            acquire any common shares of Old
                                            License Holding Company Common
                                            Stock, existing prior to the
                                            Petition Date.

Old Other Subsidiary
Common Stock                                means all authorized and issued
                                            shares of common stock of each Old
                                            Subsidiary, with a par value of
                                            $.0001 per share, and any right,
                                            contractual or otherwise, to acquire
                                            any common shares of Old Other
                                            Subsidiary Common Stock, existing
                                            prior to the Petition Date.

Old Property Holding Company
Common Stock                                means all authorized and issued
                                            shares of common stock of each
                                            Property Holding Company, with a par
                                            value of $.0001 per share, and any
                                            right, contractual or otherwise, to
                                            acquire any common shares of Old
                                            Property Holding Company Common
                                            Stock, existing prior to the
                                            Petition Date.

Old Securities                              means Old Leap Common Stock, Old
                                            Leap Notes, Old CCH Common Stock,
                                            Old Cricket Common Stock, Old
                                            License Holding Company Common
                                            Stock, Old Other Subsidiary Common
                                            Stock and Old Property Holding
                                            Company Common Stock.

Old Stock Rights                            means, collectively, any warrants,
                                            and any other rights, to purchase or
                                            otherwise acquire Old Securities,
                                            and any stock appreciation or
                                            similar rights relating to any
                                            Debtor's Old Common Stock, existing
                                            prior to the Effective Date.

Old Vendor Debt                             means, collectively, all Claims
                                            arising from or related to the
                                            Vendor Debt Facilities and existing
                                            prior to the Effective Date,
                                            including without limitation, Nortel
                                            Networks' and others' commitment
                                            fees, administrative agent fees and
                                            origination fees due under the
                                            Vendor Debt Facilities.

Old Vendor Debt Distribution                means the following consideration to
                                            be distributed by Reorganized
                                            Cricket for the benefit of the
                                            Holders of Allowed Vendor Debt
                                            Claims on account of their Secured
                                            Claims on the Effective Date, or as
                                            soon as practicable thereafter, on a
                                            Pro Rata basis: (a) the New Senior
                                            Notes
                                            and (b) 96.5% of the outstanding and
                                            issued New Leap Common Stock. In
                                            addition to the Old Vendor Debt
                                            Distribution, on the Initial
                                            Distribution Date, Holders of the
                                            Old Vendor Debt shall receive, in
                                            full satisfaction, settlement,
                                            release and discharge of and in
                                            exchange for their Claims against
                                            Leap and its Estate, the
                                            Intercompany Releases.

Order                                       means an order or judgment of the
                                            Court as entered on the Docket.

Other Priority Claim                        means any Claim, other than an
                                            Administrative Claim or a Priority
                                            Tax Claim, entitled to priority in
                                            right of payment under section
                                            507(a) of the Bankruptcy Code.

Other Subsidiaries                          means Backwire.com, Inc., Leap PCS
                                            Mexico, Inc. and Telephone
                                            Entertainment Network, Inc.

Person means any individual, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, government or political subdivision, official committee appointed by the United States Trustee, unofficial committee of creditors or equity Holders, or other entity.

Petition Date                               means April 13, 2003, the date on
                                            which each of the Debtors filed
                                            their respective petitions for
                                            relief commencing the Chapter 11
                                            Cases.

Plan means this Third Amended Joint Chapter 11 Plan of Reorganization, as modified, for each of the Debtors, as it may be amended or modified, from time to time, together with all addenda, exhibits, schedules, supplements or other attachments, if any. If the Plan is withdrawn as the Plan for a particular Debtor, the defined term "Plan" shall not include the plan for such Debtor.

Plan Supplement                             means the supplement containing the
                                            forms of documents specified in
                                            Section 11.11 of the Plan which are
                                            subject to modification by the
                                            Debtors (with the consent of the
                                            Informal Vendor Debt Committee and
                                            the Official Committee) prior to the
                                            Effective Date.

Postpetition Tax Claims                     means Administrative Claims and
                                            other Claims by a governmental unit
                                            for taxes against any of the Debtors
                                            (and for interest and/or penalties
                                            related to such taxes) for any tax
                                            year or period, all or any portion
                                            of which occurs or
                                            falls within the period from and
                                            including the Petition Date through
                                            and including the Effective Date.

Priority Claim                              means an Allowed Claim entitled to
                                            priority under sections 507(a)(3)
                                            through 507(a)(7) of the Bankruptcy
                                            Code.

Priority Tax Claim                          means any unsecured Claim of a
                                            governmental unit of the kind
                                            specified in sections 502(i) and
                                            507(a)(8) of the Bankruptcy Code.

Pro Rata                                    means, with respect to any
                                            distribution on account of an
                                            Allowed Claim or Allowed Interest
                                            with respect to a particular Debtor,
                                            a proportionate share, so that the
                                            ratio of the consideration
                                            distributed on account of an Allowed
                                            Claim or Allowed Interest in a Class
                                            to the amount of such Allowed Claim
                                            or Allowed Interest is the same as
                                            the ratio of the amount of the
                                            consideration distributed on account
                                            of all Allowed Claims or Allowed
                                            Interests in such Class to the
                                            amount of all Allowed Claims or
                                            Allowed Interests in such Class.

Property Holding
Companies                                   means, collectively, Cricket Alabama
                                            Property Company, a Delaware
                                            corporation; Cricket Arizona
                                            Property Company, a Delaware
                                            corporation; Cricket Arkansas
                                            Property Company, a Delaware
                                            corporation; Cricket California
                                            Property Company, a Delaware
                                            corporation; Cricket Colorado
                                            Property Company, a Delaware
                                            corporation; Cricket Florida
                                            Property Company, a Delaware
                                            corporation; Cricket Georgia
                                            Property Company, inc., a Delaware
                                            corporation; Cricket Idaho Property
                                            Company, a Delaware corporation;
                                            Cricket Illinois Property Company, a
                                            Delaware corporation; Cricket
                                            Indiana Property Company, a Delaware
                                            corporation; Cricket Kansas Property
                                            Company, a Delaware corporation;
                                            Cricket Kentucky Property Company, a
                                            Delaware corporation; Cricket
                                            Michigan Property Company, a
                                            Delaware corporation; Cricket
                                            Minnesota Property Company, a
                                            Delaware corporation; Cricket
                                            Mississippi Property Company, a
                                            Delaware corporation; Cricket
                                            Nebraska Property Company, a
                                            Delaware corporation; Cricket Nevada
                                            Property Company, a Delaware
                                            corporation; Cricket New Mexico
                                            Property Company, a Delaware
                                            corporation; Cricket New York
                                            Property Company, Inc., a Delaware
                                            corporation; Cricket North Carolina
                                            Property Company, a Delaware
                                            corporation; Cricket Ohio Property
                                            Company, a Delaware corporation;
                                            Cricket Oklahoma Property Company, a
                                            Delaware corporation; Cricket

                                            Oregon Property Company, a Delaware
                                            corporation; Cricket Pennsylvania
                                            Property Company, a Delaware
                                            corporation; Cricket Texas Property
                                            Company, a Delaware corporation;
                                            Cricket Utah Property Company, a
                                            Delaware corporation; Cricket
                                            Washington Property Company, a
                                            Delaware corporation; and Cricket
                                            Wisconsin Property Company, a
                                            Delaware corporation.

Reinstated                                  means, (x) with respect to a Claim,
                                            (i) the Debtors shall cure any
                                            default with respect to such Claim
                                            that occurred before or after the
                                            relevant Petition Date, (ii) the
                                            maturity of such Claim shall be
                                            Reinstated as such maturity existed
                                            before any such default, (iii) the
                                            Holder of such Claim shall be
                                            compensated for any damages incurred
                                            as a result of any reasonable
                                            reliance by the Holder on any right
                                            to accelerate its Claim, and (iv)
                                            the legal, equitable and contractual
                                            rights of such Holder will not
                                            otherwise be altered and (y) with
                                            respect to an Interest, the legal,
                                            equitable and contractual rights of
                                            the Holder of such Interest will not
                                            be altered; provided that, to the
                                            extent that any Claim or Interest
                                            against Leap is reinstated, the
                                            funding to cure any defaults or
                                            compensate the Holder of such Claim
                                            for such damages on account of such
                                            Claim or Interest shall be satisfied
                                            by funds from Cricket; provided,
                                            further, that if and to the extent
                                            that the Reinstatement gives rise to
                                            an Administrative Claim against
                                            Leap, such claim shall be satisfied
                                            with funds from Cricket.

Reorganized Cricket                         means, on and after the Effective
                                            Date, Cricket (as reorganized
                                            pursuant to the Plan).

Reorganized Debtor(s)                       means, on and after the Effective
                                            Date, the Debtors as reorganized
                                            pursuant to the Plan, as the case
                                            may be and, in each case, to the
                                            extent applicable. The Reorganized
                                            Debtors will be comprised of
                                            Reorganized Leap, Reorganized
                                            Cricket, the Reorganized License
                                            Holding Companies, the Reorganized
                                            Other Subsidiaries and the
                                            Reorganized Property Holding
                                            Companies.

Reorganized Leap                            means, on and after the Effective
                                            Date, Leap (as reorganized pursuant
                                            to the Plan). Reorganized Leap's
                                            assets will not include the assets
                                            comprising the Leap General
                                            Unsecured Claim Cash Distribution or
                                            any of the assets to be transferred
                                            to the Leap Creditor Trust, or any
                                            Claims against or Interests in Leap
                                            that are being discharged under the
                                            Plan.

Reorganized License Holding
Companies                                   means, on and after the Effective
                                            Date, the License Holding Companies
                                            (as reorganized pursuant to the
                                            Plan).

Reorganized Other Subsidiaries              means, on and after the Effective
                                            Date, the Other Subsidiaries (as
                                            reorganized pursuant to the Plan).

Reorganized Property Holding
Companies                                   means, on and after the Effective
                                            Date, the Property Holding Companies
                                            (as reorganized pursuant to the
                                            Plan).

Scheduled                                   means set forth on the Schedules.

Schedules                                   means the schedules of assets and
                                            liabilities filed by any Debtor
                                            pursuant to section 521 of the
                                            Bankruptcy Code and Bankruptcy Rule
                                            1007, including any amendments and
                                            modifications thereto through the
                                            Confirmation Date.

SEC                                         means the United States Securities
                                            and Exchange Commission.

Secured Claim                               means any Claim secured by a Lien on
                                            collateral to the extent of the
                                            value of such collateral, as
                                            determined in accordance with
                                            section 506(a) of the Bankruptcy
                                            Code, or, in the event that such
                                            Claim is subject to setoff under
                                            section 553 of the Bankruptcy Code,
                                            to the extent of such setoff.

Securities Claims                           means any Claim described in section
                                            510(b) of the Bankruptcy Code.

Senior Notes Pledged Account                means the account pledged by Leap
                                            pursuant to the Indenture for the
                                            benefit of the Holders of the
                                            12 1/2% Senior Notes pursuant to the
                                            Indenture.

Supplemental Bar Date                       means, August  ___, 2003, the
                                            supplemental bar date established by
                                            the Court for the Additional
                                            Parties.

Tax Refund                                  means any federal, state or local
                                            tax refund received by any of the
                                            Debtors or Reorganized Debtors with
                                            respect to any tax period ending
                                            prior to the Effective Date. If any
                                            Debtor or Reorganized Debtor
                                            receives such a tax refund, prompt
                                            written notice thereof shall be
                                            provided to the Informal Vendor Debt
                                            Committee, the Official Committee
                                            (unless disbanded) and the Leap
                                            Creditor Trust Trustee. The Informal
                                            Vendor Debt Committee, the Official
                                            Committee (unless disbanded) and the
                                            Leap Creditor Trust Trustee shall
                                            promptly endeavor to resolve the
                                            question of who shall retain such
                                            tax refund. If the Informal Vendor
                                            Debt

                                            Committee, the Official Committee
                                            (unless disbanded) and the Leap
                                            Creditor Trust Trustee cannot agree
                                            as to who shall retain such tax
                                            refund within 30 days from the
                                            receipt of such refund by the
                                            applicable Debtor or Reorganized
                                            Debtor, any of the Informal Vendor
                                            Debt Committee, the Official
                                            Committee or the Leap Creditor Trust
                                            Trustee may File a motion with the
                                            Court requesting the Court to
                                            determine who shall retain such tax
                                            refund. Until such motion is
                                            resolved or the parties agree on who
                                            shall retain such tax refund,
                                            notwithstanding any other provision
                                            of the Plan, the tax refund shall be
                                            held in an escrow account and shall
                                            not be distributed to the Leap
                                            Creditor Trust or any other Person.
                                            Upon resolution of the motion or
                                            agreement by the parties on who
                                            shall retain such tax refund, such
                                            tax refund shall be transferred to
                                            the Reorganized Debtors or the Leap
                                            Creditor Trust, as applicable,
                                            within 5 days following such
                                            resolution or agreement, as the case
                                            may be.

UCC means the Uniform Commercial Code, as in effect and as modified or amended at any relevant time.

Unimpaired                                  means with reference to a Class of
                                            Claims, that the Class is not
                                            Impaired. An Unimpaired Class is not
                                            entitled to vote on the Plan.

Vendor Debt Facilities                      means, collectively, the Ericsson
                                            Facility, the Lucent Facility and
                                            the Nortel Facility.

Voting Agent                                means Poorman Douglas Inc.

Voting Deadline                             means the date on which Ballots must
                                            be received by the Voting Agent. For
                                            purposes of the Plan, the Voting
                                            Deadline is [_____________] at 4:00
                                            p.m. West Coast Time, or, if the
                                            Voting Deadline is extended by Court
                                            Order, the latest date on which a
                                            Ballot will be accepted.

SECTION 2.02       INTERPRETATION AND COMPUTATION OF TIME

                  (a) Defined Terms.

                  Any term used in the Plan that is not defined in the Plan, either in Article II (Definitions) or elsewhere, but that is used in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, as the case may be.

                  (b) Rules Of Interpretation.

                  For purposes of the Plan: (a) whenever it appears appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms, or conditions which is material to a party to such document shall not be made without such party's consent; (c) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or (to the extent otherwise permitted, hereafter) may be amended, modified or supplemented from time to time; (d) unless otherwise specified in a particular reference, all references in the Plan to paragraphs, Articles and Exhibits are references to paragraphs, Articles and Exhibits of or to the Plan; (e) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan; (f) captions and headings to Articles and paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of the Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (h) all exhibits to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, provided that they are Filed no later than the conclusion of the Confirmation Hearing; (i) unless otherwise specified herein, the term "Debtors" includes Leap, CCH, Cricket, the License Holding Companies, the Property Holding Companies and the Other Subsidiaries; and (j) the term "non-Leap Debtor" means a Debtor other than Leap.

                  (c) Time Periods.

                  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                  ARTICLE III.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  The following is a designation of the Classes of Claims and Interests under the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes, and only against the particular Debtor. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any Class. A Disputed Claim or Disputed Interest, to the extent that it subsequently becomes an Allowed Claim or Allowed Interest, shall be included in the Class for which it would have qualified had it not been disputed. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or an Allowed Interest. Unless otherwise specified herein, each Debtor shall assume responsibility for paying, satisfying or otherwise discharging all Allowed Claims against it and shall not be responsible for paying, satisfying or otherwise discharging any Claim against any other Debtor.

CLAIMS AGAINST AND INTERESTS IN LEAP

              TYPE OF ALLOWED                                                                   ESTIMATED
CLASS        CLAIM OR INTEREST                         TREATMENT                                RECOVERY
-----       -------------------                        ---------                               -----------
 -          Administrative Claims      Paid in full in Cash by Leap on the Effective               100%
                                       Date or as soon as practicable thereafter
                                       (unless the Holder of a particular Claim
                                       and Leap agree to less favorable
                                       treatment), or in accordance with the
                                       terms and conditions of transactions or
                                       agreements relating to obligations
                                       incurred in the ordinary course of
                                       business during the pendency of the
                                       Chapter 11 Cases.

 -          Priority Tax Claims        Paid in full in Cash by Leap on the Effective               100%
                                       Date or as soon as practicable thereafter.

            SECURED CLAIMS:

1A          GLH Claim                  Impaired; on the Effective Date or as soon as               100%
                                       practicable thereafter, GLH shall receive the
                                       GLH Collateral.

1B          12 1/2% Senior Secured      Unimpaired; on the Initial Distribution Date or            100%
            Claim                      as soon as practicable thereafter, each Holder
                                       of an Allowed 12 1/2% Senior Secured
                                       Claim shall receive, on a Pro Rata basis,
                                       the 12 1/2% Senior Secured Claim
                                       Distribution (approximately $200,000
                                       remaining in a pledged account).

1C          Old Vendor Debt Claim      Impaired; on the Initial Distribution Date,               30-37%
                                       each Holder of an Allowed Old Vendor Debt Claim
                                       shall receive in full satisfaction, settlement,
                                       release and discharge of and in exchange for
                                       its Claim against Leap and its Estate, the
                                       benefit of the Intercompany Releases, and on
                                       the Effective Date or as soon as practicable
                                       thereafter, on a Pro Rata basis, the Old Vendor
                                       Debt Distribution.

              TYPE OF ALLOWED                                                                   ESTIMATED
CLASS        CLAIM OR INTEREST                         TREATMENT                                RECOVERY
-----        -----------------                         ---------                                ---------
2A et        Other Secured             Unimpaired if paid in full in Cash or                       100%
seq.         Claims                    Reinstated on the Effective Date or as soon as
                                       practicable thereafter; Impaired if Holder of
                                       Allowed Class 2A et seq. Claim receives
                                       alternative treatment. Each Holder of an
                                       Allowed Class 2A et seq. Claim shall, in the
                                       discretion of the Debtor with the consent of
                                       the Informal Vendor Debt Committee, receive any
                                       one or a combination of any of the following:
                                       (i) Cash in an amount equal to such Allowed
                                       Class 2A et seq. Claim; (ii) deferred Cash
                                       payments totaling at least the Allowed amount
                                       of such Allowed Class 2A et seq. Claim, of a
                                       value, as of the Effective Date, of at least
                                       the value of such Holder's interest in the
                                       Collateral securing the Allowed Class 2A et
                                       seq. Claim; (iii) the Collateral securing such
                                       Holder's Allowed Class 2A et seq. Claim;
                                       (iv) payments or Liens amounting to the
                                       indubitable equivalent of the value of such
                                       Holder's interest in the Collateral securing
                                       the Allowed Class 2A et seq. Claim;
                                       (v) Reinstatement of such Allowed Class 2A et
                                       seq. Claim; or (vi) such other treatment as the
                                       Debtor and such Holder shall have agreed upon
                                       in writing. The Debtor will make the foregoing
                                       election and provide notice of such election to
                                       the applicable Holder of an Allowed Class 2A et
                                       seq. Claim no later than 14 days prior to the
                                       Voting Deadline. To the extent the Debtor
                                       elects clause (i), (ii), (iv), (v) or (vi)
                                       above, any liability associated with such
                                       treatment shall be satisfied with funds from
                                       Cricket.

              TYPE OF ALLOWED                                                                  ESTIMATED
CLASS        CLAIM OR INTEREST                           TREATMENT                             RECOVERY
-----        -----------------                           ---------                             ---------
            UNSECURED CLAIMS:

  3         Priority Claims            Unimpaired; paid in full by Leap on or before              100%
                                       the later of (i) the Effective Date or as soon
                                       as practicable thereafter, (ii) the date such
                                       Claim becomes an Allowed Claim and (iii) the
                                       date that such Claim would be paid in
                                       accordance with the terms and conditions of any
                                       agreements or understandings relating thereto
                                       between Leap and the Holder of such Claim.

  4         General Unsecured Claims   Impaired; each Holder of an Allowed Class 4                 14%
                                       Claim to receive a Pro Rata distribution of
                                       beneficial interests in the Leap Creditor
                                       Trust.

  4A        Subordinated General       Impaired; each Holder of an Allowed Class 4A                 0%
            Unsecured Claims of MCG    Claim to receive no Cash or property on account
            PCS, Inc.                  of such Claim.

  5         Intercompany Claims        Impaired; each Holder of an Allowed Class 5                  0%
                                       Claim to receive the Intercompany Release as of
                                       the Initial Distribution Date.

  6         Old Leap Common Stock      Impaired; each Holder of an Allowed Class 6                  0%
            and Securities Claims      Interest to receive no Cash or property on
            against Leap               account of such Interest.

  7         Old Stock Rights in Leap   Impaired; each Holder of an Allowed Class 7                  0%
            and All Claims Arising     Interest to receive no Cash or property on
            Out of Such Old Stock      account of such Interest.
            Rights

CLAIMS AGAINST AND INTERESTS IN CCH

              TYPE OF ALLOWED                                                                   ESTIMATED
CLASS        CLAIM OR INTEREST                         TREATMENT                                RECOVERY
-----        -----------------                         ---------                                ---------
  -         Administrative Claims      Paid in full in Cash by CCH on the Effective                100%
                                       Date or as soon as practicable thereafter
                                       (unless the Holder of a particular Claim
                                       and CCH agree to some other treatment),
                                       or in accordance with the terms and
                                       conditions of transactions or agreements
                                       relating to obligations incurred in the
                                       ordinary course of business during the
                                       pendency of the Chapter 11 Cases.

  -         Priority Tax Claims        Paid in full in Cash by CCH on the Effective                100%
                                       Date or as soon as practicable thereafter.

            SECURED CLAIMS:

 1A         Old Vendor Debt Claim      Impaired; on the Effective Date or as soon as             30-37%
                                       practicable thereafter, each Holder of an
                                       Allowed Old Vendor Debt Claim shall receive, on
                                       a Pro Rata basis, the Old Vendor Debt
                                       Distribution.

2A et       Other Secured              Unimpaired if paid in full in Cash or                       100%
seq.        Claims                     Reinstated on the Effective Date or as soon as
                                       practicable thereafter; Impaired if Holder of
                                       Allowed Class 2A et seq. Claim receives
                                       alternative treatment. Each Holder of an
                                       Allowed Class 2A et seq. Claim shall, in the
                                       discretion of the Debtor with the consent of
                                       the Informal Vendor Debt Committee, receive any
                                       one or a combination of any of the following:
                                       (i) Cash in an amount equal to such Allowed
                                       Class 2A et seq. Claim; (ii) deferred Cash
                                       payments totaling at least the Allowed amount
                                       of such Allowed Class 2A et seq. Claim, of a
                                       value, as of the Effective Date, of at least
                                       the value of such Holder's interest in the
                                       Collateral securing the Allowed Class 2A
                                       et seq. Claim; (iii) the Collateral
                                       securing such Holder's

              TYPE OF ALLOWED                                                                   ESTIMATED
CLASS        CLAIM OR INTEREST                          TREATMENT                               RECOVERY
-----        -----------------                          ---------                               ---------
                                       Allowed Class 2A et seq. Claim; (iv)
                                       payments or Liens amounting to the
                                       indubitable equivalent of the value of
                                       such Holder's interest in the Collateral
                                       securing the Allowed Class 2A et seq.
                                       Claim; (v) Reinstatement of such Class 2A
                                       et seq. Claim; or (vi) such other
                                       treatment as the Debtor and such Holder
                                       shall have agreed upon in writing. The
                                       Debtor will make the foregoing election
                                       and provide notice of such election to
                                       the applicable Holder of an Allowed Class
                                       2A et seq. Claim no later than 14 days
                                       prior to the Voting Deadline. To the
                                       extent the Debtor elects clause (i),
                                       (ii), (iv), (v) or (vi) above, any
                                       liability associated with such treatment
                                       shall be satisfied with funds from
                                       Cricket.

            UNSECURED CLAIMS:

  3         Priority Claims            Unimpaired; paid in full by CCH on or before                100%
                                       the later of (i) the Effective Date or as soon
                                       as practicable thereafter, (ii) the date such
                                       Claim becomes an Allowed Claim and (iii) the
                                       date that such Claim would be paid in
                                       accordance with the terms and conditions of any
                                       agreements or understandings relating thereto
                                       between CCH and the Holder of such Claim.

  4         General Unsecured Claims   Impaired; each Holder of an Allowed Class 4                   0%
                                       Claim shall receive no Cash or property on
                                       account of such Claim.

  5         Intercompany Claims        Impaired; each Holder of an Allowed Class 5                   0%
                                       Claim to receive the Intercompany Release as of
                                       the Initial Distribution Date.

  6         Old CCH Common Stock and   Impaired; on the Effective Date, CCH shall be                 0%
            Securities Claims          merged into Cricket.
            against CCH

              TYPE OF ALLOWED                                                                   ESTIMATED
CLASS        CLAIM OR INTEREST                          TREATMENT                               RECOVERY
-----        -----------------                          ---------                               ---------
  7         Old Stock Rights in CCH    Impaired; each Holder of an Allowed Class 7                 0%
            and All Claims Arising     Interest shall receive no Cash or property on
            Out of Such Old Stock      account of such Interest.
            Rights

CLAIMS AGAINST AND INTERESTS IN CRICKET

               TYPE OF ALLOWED                                                                  ESTIMATED
CLASS         CLAIM OR INTEREST                           TREATMENT                             RECOVERY
-----         -----------------                          -----------                            ---------
 -          Administrative Claims     Paid in full in Cash by Reorganized Cricket on               100%
                                      the Effective Date or as soon as
                                      practicable thereafter (unless the Holder
                                      of a particular Claim and Cricket agree to
                                      some other treatment), or in accordance
                                      with the terms and conditions of
                                      transactions or agreements relating to
                                      obligations incurred in the ordinary
                                      course of business during the pendency of
                                      the Chapter 11 Case.

 -          Priority Tax Claims       At the option of Reorganized Cricket either                  100%
                                      (i) Reinstated, (ii) paid in full in Cash by
                                      Reorganized Cricket on the Effective Date or as
                                      soon as practicable thereafter, or (iii) paid
                                      over a six-year period from the date of
                                      assessment, as provided in Section 1129(a)(9)(C)
                                      of the Bankruptcy Code with interest payable at
                                      a rate of 8 1/4% per annum or as otherwise
                                      established by the Court.

            SECURED CLAIMS:

1A          Old Vendor Debt Claims    Impaired; on the Effective Date or as soon as              30-37%
                                      practicable thereafter, each Holder of an
                                      Allowed Old Vendor Debt Claim shall receive, on
                                      a Pro Rata basis, the Old Vendor Debt
                                      Distribution.

2A et       Other Secured             Unimpaired if paid in full in Cash or Reinstated             100%
seq.        Claims                    on the Effective Date or as soon as practicable
                                      thereafter; Impaired if Holder of Allowed
                                      Class 2A et seq. Claim receives alternative
                                      treatment.

             TYPE OF ALLOWED                                                                   ESTIMATED
CLASS       CLAIM OR INTEREST                           TREATMENT                              RECOVERY
-----       -----------------                           ---------                              ---------
                                      Each Holder of an Allowed Class 2A et seq.
                                      Claim shall, in the discretion of the
                                      Debtor with the consent of the Informal
                                      Vendor Debt Committee, receive any one or
                                      a combination of any of the following: (i)
                                      Cash in an amount equal to such Allowed
                                      Class 2A et seq. Claim; (ii) deferred Cash
                                      payments totaling at least the Allowed
                                      amount of such Allowed Class 2A et seq.
                                      Claim, of a value, as of the Effective
                                      Date, of at least the value of such
                                      Holder's interest in the Collateral
                                      securing the Allowed Class 2A et seq.
                                      Claim; (iii) the Collateral securing such
                                      Holder's Allowed Class 2A et seq. Claim;
                                      (iv) payments or Liens amounting to the
                                      indubitable equivalent of the value of
                                      such Holder's interest in the Collateral
                                      securing the Allowed Class 2A et seq.
                                      Claim; (v) Reinstatement of such Class 2A
                                      et seq. Claim; or (vi) such other
                                      treatment as the Debtor and such Holder
                                      shall have agreed upon in writing. The
                                      Debtor will make the foregoing election
                                      and provide notice of such election to the
                                      applicable Holder of an Allowed Class 2A
                                      et seq. Claim no later than 10 days prior
                                      to the Voting Deadline.

            UNSECURED CLAIMS:

3           Priority Claims           Unimpaired; paid in full by Reorganized Cricket             100%
                                      on or before the later of (i) the Effective Date
                                      or as soon as practicable thereafter, (ii) the
                                      date such Claim becomes an Allowed Claim and
                                      (iii) the date that such Claim would be paid in
                                      accordance with the terms and conditions of any
                                      agreements or understandings relating thereto
                                      between Cricket and the Holder of such Claim.

                TYPE OF ALLOWED                                                                 ESTIMATED
CLASS          CLAIM OR INTEREST                        TREATMENT                               RECOVERY
-----          -----------------                        ---------                               ---------
4           General Unsecured Claims  Impaired; each Holder of an Allowed Class 4                   0%
                                      Claim shall receive on a Pro Rata basis its
                                      share of the Cricket General Unsecured Creditor
                                      Distribution.

5           Intercompany Claims       Impaired; each Holder of an Allowed Class 5                   0%
                                      Claim shall receive the Intercompany Release as
                                      of the Initial Distribution Date.

6           Old Common Stock of       Impaired; each Holder of an Allowed Class 6                   0%
            Cricket and Securities    Interest shall receive no Cash or property on
            Claims against Cricket    account of such Interest.

7           Old Stock Rights in       Impaired; each Holder of an Allowed Class 7                   0%
            Cricket and All Claims    Interest shall receive no Cash or property on
            Arising Out of Such Old   account of such Interest.
            Stock Rights

CLAIMS AGAINST AND INTERESTS IN LICENSE HOLDING COMPANIES (APPLICABLE TO EACH LICENSE HOLDING COMPANY)

               TYPE OF ALLOWED                                                                  ESTIMATED
CLASS         CLAIM OR INTEREST                        TREATMENT                                RECOVERY
-----         -----------------                        ---------                                ---------
 -          Administrative Claims      Paid in full in Cash by the applicable                     100%
                                       Reorganized License Holding Company on
                                       the Effective Date or as soon as
                                       practicable thereafter (unless the Holder
                                       of a particular Claim and the applicable
                                       License Holding Company agree to some
                                       other treatment), or in accordance with
                                       the terms and conditions of transactions
                                       or agreements relating to obligations
                                       incurred in the ordinary course of
                                       business during the pendency of the
                                       Chapter 11 Cases.

               TYPE OF ALLOWED                                                                  ESTIMATED
CLASS         CLAIM OR INTEREST                        TREATMENT                                RECOVERY
-----         -----------------                        ---------                                ---------
 -          Priority Tax Claims        Paid in full in Cash by the applicable                      100%
                                       Reorganized License Holding Company on the
                                       Effective Date or as soon as practicable
                                       thereafter.

            SECURED CLAIMS:

1A          Old Vendor Debt Claim      Impaired; on the Effective Date or as soon as             30-37%
                                       practicable thereafter, each Holder of an
                                       Allowed Old Vendor Debt Claim shall receive, on
                                       a Pro Rata basis, the Old Vendor Debt
                                       Distribution.

1B          FCC Claims                 On the Effective Date or as soon thereafter as              100%
                                       practicable, the Holder of the FCC Claims shall
                                       be Reinstated. The Holder of the FCC Claims
                                       will be deemed Unimpaired.

2A et       Other Secured              Unimpaired if paid in full in Cash or                       100%
seq.        Claims                     Reinstated on the Effective Date or as soon as
                                       practicable thereafter; Impaired if Holder of
                                       Allowed Class 2A et seq. Claim receives
                                       alternative treatment. Each Holder of an
                                       Allowed Class 2A et seq. Claim shall, in the
                                       discretion of the Debtor with the consent of
                                       the Informal Vendor Debt Committee, receive any
                                       one or a combination of any of the following:
                                       (i) Cash in an amount equal to such Allowed
                                       Class 2A et seq. Claim; (ii) deferred Cash
                                       payments totaling at least the Allowed amount
                                       of such Allowed Class 2A et seq. Claim, of a
                                       value, as of the Effective Date, of at least
                                       the value of such Holder's interest in the
                                       Collateral securing the Allowed Class 2A et
                                       seq. Claim; (iii) the Collateral securing such
                                       Holder's Allowed Class 2A et seq. Claim;
                                       (iv) payments or Liens amounting to the
                                       indubitable equivalent of the value of such
                                       Holder's interest in the Collateral securing
                                       the Allowed Class 2A et seq. Claim;
                                       (v) Reinstatement of such

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                        TREATMENT                               RECOVERY
-----         -----------------                        ---------                               ---------
                                       Class 2A et seq. Claim; or (vi) such
                                       other treatment as the Debtor and such
                                       Holder shall have agreed upon in writing.
                                       The Debtor will make the foregoing
                                       election and provide notice of such
                                       election to the applicable Holder of an
                                       Allowed Class 2A et seq. Claim no later
                                       than 14 days prior to the Voting
                                       Deadline. To the extent the Debtor elects
                                       clause (i), (ii), (iv), (v) or (vi)
                                       above, any liability associated with such
                                       treatment shall be satisfied with funds
                                       from Cricket.

            UNSECURED CLAIMS:

3           Priority Claims            Unimpaired; paid in full by the applicable                 100%
                                       Reorganized License Holding Company on or
                                       before the later of (i) the Effective Date or
                                       as soon as practicable thereafter, (ii) the
                                       date such Claim becomes an Allowed Claim and
                                       (iii) the date that such Claim would be paid in
                                       accordance with the terms and conditions of any
                                       agreements or understandings relating thereto
                                       between the applicable License Holding Company
                                       and the Holder of such Claim.

4           General Unsecured Claims   Impaired; each Holder of an Allowed Class 4                 0%
                                       Claim to receive no Cash or property on account
                                       of such Claims.

5           Intercompany Claims        Impaired; each Holder of an Allowed Class 5                 0%
                                       Claim to receive the Intercompany Release as of
                                       the Initial Distribution Date.

6           Old License Holding        Impaired; each Holder of an Allowed Class 6                 0%
            Company Common Stock and   Interest shall retain no Cash or property on
            Securities Claims          account of such Interest.
            Against License Holding
            Company

               TYPE OF ALLOWED                                                                  ESTIMATED
CLASS         CLAIM OR INTEREST                        TREATMENT                                RECOVERY
-----         -----------------                        ---------                                ---------
7           Old Stock Rights in        Impaired; each Holder of an Allowed Class 7                 0%
            License Holding Company    Interest shall receive no Cash or property on
            and All Claims Arising     account of such Interest.
            Out of Such Old Stock
            Rights

CLAIMS AGAINST AND INTERESTS IN PROPERTY HOLDING COMPANIES (APPLICABLE TO EACH PROPERTY HOLDING COMPANY)

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                        TREATMENT                               RECOVERY
-----         -----------------                        ---------                               ---------
 -          Administrative Claims      Paid in full in Cash by the applicable                     100%
                                       Reorganized Property Holding Company on
                                       the Effective Date or as soon as
                                       practicable thereafter (unless the Holder
                                       of a particular Claim and the applicable
                                       Property Holding Company agree to some
                                       other treatment), or in accordance with
                                       the terms and conditions of transactions
                                       or agreements relating to obligations
                                       incurred in the ordinary course of
                                       business during the pendency of the
                                       Chapter 11 Cases.

 -          Priority Tax Claims        Paid in full in Cash by the applicable                     100%
                                       Reorganized Property Holding Company on the
                                       Effective Date or as soon as practicable
                                       thereafter.

            SECURED CLAIMS:

1A          Old Vendor Debt Claims     Impaired; on the Effective Date or as soon as             30-37%
                                       practicable thereafter, each Holder of an
                                       Allowed Old Vendor Debt Claim shall receive, on
                                       a Pro Rata basis, the Old Vendor Debt
                                       Distribution.

2A et       Other Secured              Unimpaired if paid in full in Cash or                      100%
seq.        Claims                     Reinstated on the Effective Date or as soon as
                                       practicable thereafter; Impaired if Holder of
                                       Allowed Class 2A et seq. Claim receives
                                       alternative treatment. Each Holder of an
                                       Allowed Class 2A et

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                        TREATMENT                               RECOVERY
-----         -----------------                        ---------                               ---------
                                       seq. Claim shall, in the discretion of
                                       the Debtor with the consent of the
                                       Informal Vendor Debt Committee, receive
                                       any one or a combination of any of the
                                       following: (i) Cash in an amount equal
                                       to such Allowed Class 2A et seq. Claim;
                                       (ii) deferred Cash payments totaling at
                                       least the Allowed amount of such Allowed
                                       Class 2A et seq. Claim, of a value, as
                                       of the Effective Date, of at least the
                                       value of such Holder's interest in the
                                       Collateral securing the Allowed Class
                                       2A et seq. Claim; (iii) the Collateral
                                       securing such Holder's Allowed Class
                                       2A et seq. Claim; (iv) payments or Liens
                                       amounting to the indubitable equivalent
                                       of the value of such Holder's interest in
                                       the Collateral securing the Allowed Class
                                       2A et seq. Claim; (v) Reinstatement of
                                       such Class 2A et seq. Claim; or (vi) such
                                       other treatment as the Debtor and such
                                       Holder shall have agreed upon in writing.
                                       The Debtor will make the foregoing
                                       election and provide notice of such
                                       election to the applicable Holder of an
                                       Allowed Class 2A et seq. Claim no later
                                       than 14 days prior to the Voting
                                       Deadline.

            UNSECURED CLAIMS:

3           Priority Claims            Unimpaired; paid in full by the applicable                 100%
                                       Reorganized Property Holding Company on or
                                       before the later of (i) the Effective Date or
                                       as soon as practicable thereafter, (ii) the
                                       date such Claim becomes an Allowed Claim and
                                       (iii) the date that such Claim would be paid in
                                       accordance with the terms and conditions of any
                                       agreements or understandings relating thereto
                                       between the applicable Property Holding Company
                                       and the Holder of such Claim.

               TYPE OF ALLOWED                                                                  ESTIMATED
CLASS         CLAIM OR INTEREST                        TREATMENT                                RECOVERY
-----         -----------------                        ---------                                ---------
4           General Unsecured Claims   Impaired; each Holder of an Allowed Class 4                 0%
                                       Claim to receive no Cash or property on account
                                       of such Claim.

5           Intercompany Claims        Impaired; each Holder of an Allowed Class 5                 0%
                                       Claim to receive the Intercompany Release as of
                                       the Initial Distribution Date.

6           Old Property Holding       Impaired; each Holder of an Allowed Class 6                 0%
            Company Common Stock and   Interest shall receive no Cash or property on
            Securities Claims          account of such Interest.
            Against Property Holding
            Company

7           Old Stock Rights in        Impaired; each Holder of an Allowed Class 7                 0%
            Property Holding Company   Interest shall receive no Cash or property on
            and All Claims Arising     account of such Interest.
            Out of Such Old Stock
            Rights

CLAIMS AGAINST AND INTERESTS IN OTHER SUBSIDIARIES (APPLICABLE TO EACH OTHER SUBSIDIARY)

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                        TREATMENT                               RECOVERY
-----         -----------------                        ---------                               ---------
 -          Administrative Claims      Paid in full in Cash by the applicable                     100%
                                       Reorganized Other Subsidiary on the
                                       Effective Date or as soon as practicable
                                       thereafter (unless the Holder of a
                                       particular Claim and the applicable Other
                                       Subsidiary agree to some other
                                       treatment), or in accordance with the
                                       terms and conditions of transactions or
                                       agreements relating to obligations
                                       incurred in the ordinary course of
                                       business during the pendency of the
                                       Chapter 11 Cases.

 -          Priority Tax Claims        Paid in full in Cash by the applicable                     100%
                                       Reorganized Other Subsidiary on the Effective
                                       Date or as soon as practicable thereafter.

               TYPE OF ALLOWED                                                                 ESTIMATED
CLASS         CLAIM OR INTEREST                        TREATMENT                               RECOVERY
-----         -----------------                        ---------                               ---------
              SECURED CLAIMS:

1A et         Other Secured            Unimpaired if paid in full in Cash or                       100%
seq.          Claims                   Reinstated on the Effective Date or as soon as
                                       practicable thereafter; Impaired if Holder of
                                       Allowed Class 1A et seq. Claim receives
                                       alternative treatment. Each Holder of an
                                       Allowed Class 1A et seq. Claim shall, in the
                                       discretion of the Debtor with the consent of
                                       the Informal Vendor Debt Committee, receive any
                                       one or a combination of any of the following:
                                       (i) Cash in an amount equal to such Allowed
                                       Class 1A et seq. Claim; (ii) deferred Cash
                                       payments totaling at least the Allowed amount
                                       of such Allowed Class 1A et seq. Claim, of a
                                       value, as of the Effective Date, of at least
                                       the value of such Holder's interest in the
                                       Collateral securing the Allowed Class 1A et
                                       seq. Claim; (iii) the Collateral securing such
                                       Holder's Allowed Class 1A et seq. Claim;
                                       (iv) payments or Liens amounting to the
                                       indubitable equivalent of the value of such
                                       Holder's interest in the Collateral securing
                                       the Allowed Class 1A et seq. Claim;
                                       (v) Reinstatement of such Class 1A et seq.
                                       Claim; or (vi) such other treatment as the
                                       Debtor and such Holder shall have agreed upon
                                       in writing. The Debtor will make the foregoing
                                       election and provide notice of such election to
                                       the applicable Holder of an Allowed Class 1A et
                                       seq. Claim no later than 14 days prior to the
                                       Voting Deadline. To the extent the Debtor
                                       elects clause (i), (ii), (iv), (v) or (vi)
                                       above, any liability associated with such
                                       treatment shall be satisfied with funds from
                                       Cricket.

                TYPE OF ALLOWED                                                                 ESTIMATED
CLASS          CLAIM OR INTEREST                      TREATMENT                                 RECOVERY
-----          -----------------                      ---------                                 ---------
            UNSECURED CLAIMS:

2           Priority Claims            Unimpaired; paid in full by the applicable                 100%
                                       Reorganized Other Subsidiary on or before the
                                       later of (i) the Effective Date or as soon as
                                       practicable thereafter, (ii) the date such
                                       Claim becomes an Allowed Claim and (iii) the
                                       date that such Claim would be paid in
                                       accordance with the terms and conditions of any
                                       agreements or understandings relating thereto
                                       between the applicable Other Subsidiary and the
                                       Holder of such Claim.

3           General Unsecured Claims   Impaired; each Holder of an Allowed Class 3                  0%
                                       Claim to receive no Cash or property on account
                                       of such Claims.

4           Intercompany Claims        Impaired; each Holder of an Allowed Class 4                  0%
                                       Claim to receive the Intercompany Release as of
                                       the Initial Distribution Date.

5           Old Other Subsidiary       Impaired; each Holder of an Allowed Class 5                  0%
            Common Stock and           Interest shall receive no Cash or property on
            Securities Claims          account of such Interest.
            Against Other Subsidiary

6           Old Stock Rights in        Impaired; each Holder of an Allowed Class 6                  0%
            Other Subsidiary and All   Interest shall receive no Cash or property on
            Claims Arising Out of      account of such Interest.
            Such Old Stock Rights

GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

SECTION 3.01      UNCLASSIFIED CLAIMS (APPLICABLE TO ALL DEBTORS)

                  (a)      Administrative Claims.

                                    (i)      General.

                  Subject to (x) the bar date provisions herein and (y) additional requirements for professionals and certain other entities set forth below, each of the Reorganized Debtors, as applicable, shall pay to each Holder of an Allowed Administrative Claim, on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the Allowed amount of such Administrative Claim on the Effective Date or as soon as practicable thereafter, unless the Holder agrees or shall have agreed to other treatment of such Claim. Payment on an Administrative Claim which arose in the ordinary course of each Debtor's business will not be made until such payment would have become due in the ordinary course of each Debtor's business or under the terms of the Claim in the absence of the Chapter 11 Cases.

                                    (ii)     Payment Of Statutory Fees.

                  On or before the Effective Date, all fees payable pursuant to 28 U.S.C. Section 1930 shall be paid in Cash equal to the amount of such Administrative Claim. The Debtors will pay quarterly fees to the U.S. Trustee until entry of a final decree. In addition, the Debtors will file post-Confirmation quarterly reports in conformance with the U.S. Trustee Guidelines. The U.S. Trustee shall not be required to File a request for payment of its quarterly fees, which will be deemed Administrative Claims against the Debtors and their Estates.

                                    (iii)    Bar Date For Administrative Claims.

                               1)       General Provisions.

                  Except for Administrative Claims of professionals requesting compensation or reimbursement of expenses, which are addressed in Section 3.01(a)(iii)(2) below, and except as otherwise provided below, for (i) non-tax liabilities incurred in the ordinary course of business by each Debtor in Possession and (ii) Postpetition Tax Claims, requests for payment of Administrative Claims must be Filed and served on counsel for each of the Reorganized Debtors no later than (x) thirty (30) days after the Effective Date, or (y) such later date, if any, as the Court shall order upon application made prior to the end of such 30-day period. Holders of Administrative Claims (including, without limitation, the Holders of any Claims for federal, state or local taxes, but excluding claims of professionals requesting compensation or reimbursement of expenses) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against any of the Debtors or the Reorganized Debtors or any of their respective properties.

                               2)       Professionals.

                                        (A)      All professionals or other
                                                 Persons requesting compensation
                                                 or reimbursement of expenses
                                                 pursuant to any of sections
                                                 327, 328, 330, 331, 503(b) and
                                                 1103 of the Bankruptcy Code for
                                                 services rendered on or before
                                                 the Effective Date (including,
                                                 inter alia, any compensation
                                                 requested by any professional
                                                 or any other Person for making
                                                 a substantial contribution in
                                                 the Bankruptcy Cases) shall
                                                 File and serve on each of the
                                                 Reorganized Debtors, the
                                                 Informal Vendor Debt Committee
                                                 and the Official Committee (or,
                                                 if the Official

                                                 Committee has disbanded, the
                                                 Leap Creditor Trust Trustee) an
                                                 application for final allowance
                                                 of compensation and
                                                 reimbursement of expenses no
                                                 later than (i) sixty (60) days
                                                 after the Effective Date, or
                                                 (ii) such later date as the
                                                 Court shall order upon
                                                 application made prior to the
                                                 end of such 60-day period. All
                                                 compensation and reimbursement
                                                 of expenses for professionals
                                                 incurred by or on behalf of
                                                 Leap shall be paid for by Leap.
                                                 All compensation and
                                                 reimbursement of expenses for
                                                 professionals incurred by or on
                                                 behalf of Debtors other than
                                                 Leap shall be paid for by
                                                 Cricket.

                                        (B)      Objections to applications of
                                                 professionals or other Persons
                                                 for compensation or
                                                 reimbursement of expenses must
                                                 be Filed and served on the
                                                 Reorganized Debtors, counsel
                                                 for the Reorganized Debtors,
                                                 the Informal Vendor Debt
                                                 Committee, the Official
                                                 Committee (or, if the Official
                                                 Committee has disbanded, the
                                                 Leap Creditor Trust Trustee)
                                                 and the professionals to whose
                                                 application the objections are
                                                 addressed on or before (i)
                                                 sixty (60) days after such
                                                 application is Filed and served
                                                 or (ii) such later date as the
                                                 Court shall order upon
                                                 application made prior to the
                                                 end of such 60-day period or
                                                 upon agreement between the
                                                 Reorganized Debtors and the
                                                 affected professional.

                                        (C)      On or prior to the Confirmation
                                                 Date, each professional seeking
                                                 compensation or reimbursement
                                                 under section 327, 328, 330,
                                                 331, 503(b), or 1103 of the
                                                 Bankruptcy Code shall provide
                                                 the Reorganized Debtors, the
                                                 Informal Vendor Debt Committee
                                                 and the Official Committee with
                                                 a non-binding, written estimate
                                                 of the amount of its requested
                                                 compensation and reimbursement
                                                 through the Effective Date. On
                                                 the Effective Date, Reorganized
                                                 Cricket shall establish a
                                                 reserve for professionals
                                                 providing services to Debtors
                                                 other than Leap (the
                                                 "Professional Claims Reserve")
                                                 in an amount equal to the
                                                 aggregate amount of such
                                                 estimated compensation or
                                                 reimbursements, unless
                                                 otherwise previously paid by
                                                 the Debtors. The funds in the
                                                 Professional Claims Reserve
                                                 shall be used solely for the
                                                 payment of Allowed professional
                                                 fee claims for professionals
                                                 providing services to Debtors
                                                 other than Leap. If an
                                                 applicable professional fails
                                                 to submit an estimate
                                                 of its fees in accordance with
                                                 this section, the Reorganized
                                                 Debtors shall not pay such
                                                 professional's Allowed
                                                 professional fee claim from the
                                                 Professional Claims Reserve but
                                                 rather shall pay such claim
                                                 from any other source available
                                                 to such Reorganized Debtors.
                                                 The foregoing notwithstanding,
                                                 if an applicable professional
                                                 submits a non-binding, written
                                                 estimate of his or her fees and
                                                 reimbursable expenses in
                                                 accordance with this section,
                                                 under no circumstances shall
                                                 such submission be construed to
                                                 limit the source of such
                                                 professional's compensation and
                                                 reimbursement solely to the
                                                 funds set aside in the
                                                 Professional Claims Reserve,
                                                 nor shall such submission be
                                                 construed as a maximum or cap
                                                 on the amount of compensation
                                                 and expense reimbursement
                                                 ultimately payable to such
                                                 professional.

                                        (D)      Any professional fees and
                                                 reimbursements or expenses
                                                 incurred by the Reorganized
                                                 Debtors subsequent to the
                                                 Effective Date may be paid by
                                                 the Reorganized Debtors without
                                                 application to or Order of the
                                                 Court. The costs of the Leap
                                                 Creditor Trust, including
                                                 without limitation, the fees
                                                 and expenses of the Leap
                                                 Creditor Trust Trustee and any
                                                 professionals retained by the
                                                 Leap Creditor Trust Trustee,
                                                 shall be borne entirely by the
                                                 Leap Creditor Trust.

                                    (iv)     Reserve for Leap Administrative and
                                             Priority Claims.

                  In connection with the Leap General Unsecured Claim Cash Distribution, prior to the Initial Distribution Date, Leap shall establish an appropriate reserve in an amount to be agreed upon by Leap and the Official Committee, to satisfy Allowed Administrative Claims against Leap through and including the Effective Date (including Claims for compensation and reimbursement of expenses by professionals providing services to Leap) and Allowed Priority Claims against Leap. If and to the extent that such reserves are insufficient to satisfy all such Allowed Administrative Claims against Leap and Allowed Priority Claims against Leap, such Claims shall be satisfied by assets transferred or transferable to the Leap Creditor Trust that have not then been distributed to holders of beneficial interests in the Leap Creditor Trust. Following the Effective Date, after the satisfaction of all Allowed Administrative Claims and Allowed Priority Claims against Leap and the resolution of all Disputed Administrative Claims and Disputed Priority Claims against Leap, any remaining Cash held in the reserve of Reorganized Leap will be distributed to the Leap Creditor Trust. Under no circumstances shall Reorganized Leap, Cricket or any other Debtor or Reorganized Debtor be liable in any way for any Claims against Leap, including such Allowed Administrative Claims and Allowed Priority Claims.

                                    (v)      Reserve for Cricket Companies'
                                             Administrative and Priority Claims.

                  Prior to the Confirmation Date, Cricket shall establish an appropriate reserve in an amount to be agreed upon by Cricket and the Informal Vendor Debt Committee, to satisfy Allowed Administrative Claims against Cricket and the other Cricket companies through and including the Effective Date (including Claims for compensation and reimbursement of expenses by professionals providing services) and Allowed Priority Claims against Cricket and the other Cricket companies. If and to the extent that such reserves are insufficient to satisfy all such Allowed Administrative Claims and Allowed Priority Claims, such Claims shall be satisfied by other assets of Cricket. Following the Effective Date, after the satisfaction of all Allowed Administrative Claims and Allowed Priority Claims and the resolution of all Disputed Administrative Claims and Disputed Priority Claims, any remaining Cash held in the reserve of Reorganized Cricket will become available to Reorganized Cricket for use in its discretion. Under no circumstances shall Leap or the Leap Creditor Trust be liable in any way for any Claims against non-Leap Debtors, including any such Allowed Administrative Claims and Allowed Priority Claims.

                               3)      Ordinary Course Liabilities.

                  Holders of Administrative Claims based on liabilities incurred post-petition in the ordinary course of the Debtors' business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by Reorganized Debtors, as appropriate, pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the Holders of such Claims.

                               4)      Tax Claims.

                  All requests for payment of Postpetition Tax Claims, for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) sixty (60) days following the Effective Date; and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Postpetition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Postpetition Tax Claim against any of the Debtors or Reorganized Debtors, or any of their respective properties, whether any such Postpetition Tax Claim is deemed to arise prior to, on, or subsequent to, the Effective Date. The Debtors are paying all Postpetition Tax Claims as they come due; however, certain taxing authorities conduct audits which may result in a postpetition tax liability of which the Debtors are currently unaware.

                  (b)      Treatment Of Priority Tax Claims.

                  Except as otherwise agreed to by the Reorganized Debtors and the applicable taxing agency, the Reorganized Debtors, as appropriate, shall pay to each Holder of an Allowed Priority Tax Claim deferred Cash payments, over a period not exceeding six years from the date of assessment of such Claim, in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, plus interest from the Effective Date on the unpaid portion of such Allowed Priority Tax Claim (without penalty of any kind) at the rate prescribed below. Payment of the amount of each such Allowed Priority Tax Claim shall be made in equal semiannual installments payable on June 1 and December 1, with the first installment due on June 1 or December 1 after the latest of: (a) the Effective Date, (b) 30 days after the date on which an Order allowing such Priority Tax Claim becomes a Final Order, and (c) such other time or times as may be agreed to by the Holder of such Claim and the applicable Reorganized Debtor. Each installment shall include interest on the unpaid portion of such Allowed Priority Tax Claim, without penalty of any kind, at the rate of 8 1/4% per annum or as otherwise established by the Court; provided, however, that the Reorganized Debtors, as appropriate, shall have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty of any kind.

SECTION 3.02      TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN LEAP

                  Leap Class 1A - GLH Claim. On the Effective Date, or as soon as practicable thereafter, the Holder of the Class 1A GLH Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Secured Claim, receive the GLH Collateral. The Holder of the Allowed Secured Claim in Class 1A shall be Impaired and entitled to vote to accept or reject the Plan.

                  Leap Class 1B - 12 1/2% Senior Secured Claim. On the Initial Distribution Date, or as soon as practicable thereafter, each Holder of a Class 1B 12 1/2% Senior Secured Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, on a Pro Rata basis, the 12 1/2% Senior Secured Claim Distribution (approximately $200,00 in the aggregate). In addition, by order entered by the Court on April 18, 2003, each Holder of a Class 1B 12 1/2% Senior Secured Claim, received, on a Pro Rata basis, the Cash in the Senior Notes Pledged Account reflecting the amount of interest owing as of April 15, 2003. Leap Class 1B is Unimpaired and shall be deemed to have voted to accept the Plan.

                  Leap Class 1C - Old Vendor Debt Claim. The Holders of Old Vendor Debt have secured claims against Leap and its Estate because Leap pledged the stock of substantially all of the License Holding Companies owned by Leap as security for the Old Vendor Debt. On the Initial Distribution Date, each Holder of a Class 1C Old Vendor Debt Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for its Claim against Leap and its Estate, receive, the benefit of the Intercompany Releases, and on the Effective Date or as soon as practicable thereafter, on a Pro Rata basis, the Old Vendor Debt Distribution. Leap Class 1C is Impaired and shall be entitled to vote to accept or reject the Plan.

                  Leap Class 2A et seq. - Other Secured Claims. Class 2A et seq. consists of all other Secured Claims against Leap. Leap currently believes that, as of the Petition Date, Wells Fargo Bank, N.A., Travelers Casualty & Surety Co. of America and GE Capital Financial held certificates of deposit or money market funds to secure obligations under letters of credit, surety bonds and employee credit cards, respectively. Leap expects that the claims of the foregoing Class 2A, 2B and 2C members shall be Reinstated. Leap Class 2A, 2B and 2C Claims are Unimpaired and shall be deemed to have voted to accept the Plan.

                  This Class will be further divided into subclasses designated by letters of the alphabet (CLASS 2D, CLASS 2E, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. Each Allowed Secured Claim in Class 2A et seq. shall, in the discretion of the Debtor with the consent of the Informal Vendor Debt Committee, receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, any one or a combination of any of the following: (i) Cash in an amount equal to such Allowed Class 2A et seq. Claim;
(ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 2A et seq. Claim, of a value, as of the Effective Date, of at least the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (iii) the Collateral securing such Holder's Allowed Class 2A et seq. Claim; (iv) payments or Liens amounting to the indubitable equivalent of the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (v) Reinstatement of such Class 2A et seq. Claim; or (vi) such other treatment as the Debtor and such Holder shall have agreed upon in writing. The Debtor will make the foregoing election and provide notice of such election to the applicable Holder of an Allowed Class 2A et seq. Claim no later than 14 days prior to the Voting Deadline. To the extent the Debtor elects clause (i),
(ii), (iv), (v) or (vi) above, any liability associated with such treatment shall be satisfied with funds from Cricket.

                  Allowed Claims in Class 2A et seq. that are paid in full in Cash or Reinstated on the Effective Date or as soon as practicable thereafter are Unimpaired under the Plan and the Holders of such Allowed Claims in Class 2A et seq. will be deemed to have voted to accept the Plan. Allowed Claims in Class 2A et seq. that receive any alternative treatment are Impaired and therefore entitled to vote to accept or reject the Plan.

                  Leap Class 3 - Priority Claims. The Plan provides that unless otherwise agreed to by Leap and the applicable Holder of a Claim, each Holder of an Allowed Claim in Class 3 will be paid the Allowed Amount of such Claim in full in Cash by Leap on or before the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim and
(iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between Leap and the

Holder of such Claim. Allowed Claims in Class 3 are Unimpaired under the Plan and the Holders of Allowed Claims in Class 3 will be deemed to have accepted the Plan.

                  Leap Class 4 - General Unsecured Claims. On the Initial Distribution Date, each Holder of an Allowed Class 4 Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim (except as otherwise provided in the Plan), receive a Pro Rata distribution of beneficial interests in the Leap Creditor Trust and the Leap Creditor Trust shall receive the Leap General Unsecured Claim Cash Distribution. On the Effective Date, Reorganized Leap shall transfer to the Leap Creditor Trust the Leap General Unsecured Claim Equity Distribution (for Distribution to the Holders) and the Leap Creditor Trust Assets. After the satisfaction of all Allowed Administrative Claims and Priority Claims against Leap, any remaining Cash held in reserve by Reorganized Leap will be distributed to the Leap Creditor Trust. If any Leap Creditor Trust Assets are converted to Cash on or after the Initial Distribution Date but prior to the Effective Date, the Cash proceeds shall be transferred to the Leap Creditor Trust as soon as practicable upon such monetization, notwithstanding the fact that the Effective Date has not occurred. Class 4 is Impaired and therefore entitled to vote to accept or reject the Plan.

                  Leap Class 4A - Subordinated General Unsecured Claims of MCG PCS, Inc. Leap will file a motion with the Court seeking to subordinate the General Unsecured Claims of MCG PCS, Inc. because such Claims arose in connection with the purchase and sale of an equity security of Leap. If MCG PCS's Claims are subordinated, all Allowed Class 4 Claims against Leap would have to be paid in full prior to any payments to satisfy the Allowed Class 4A Claims of MCG PCS, Inc. Because Allowed Class 4 Claims against Leap will not be paid in full under the Plan, each Holder of an Allowed Class 4A Claim shall not receive any property or Cash under the Plan on account of such Claims. Class 4A is Impaired under the Plan and deemed to have voted to reject the Plan. If the Court determines by Final Order that MCG PCS's General Unsecured Claims should not be subordinated, MCG PCS and its General Unsecured Claims will be treated as a member of Leap Class 4 to the extent such Claims are Allowed.

                  Leap Class 5 - Intercompany Claim. Each Holder of an Allowed Class 5 Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive the Intercompany Release on account of such Claim as of the Initial Distribution Date. Class 5 is Impaired under the Plan and therefore entitled to vote to accept or reject the Plan.

                  Leap Class 6 - Old Leap Common Stock and Securities Claims Against Leap. Each Holder of an Allowed Class 6 Interest shall not receive or retain any property or Cash under the Plan on account of such Interest. Class 6 is Impaired under the Plan and deemed to have voted to reject the Plan.

                  Leap Class 7 - Interests of Holders of Old Stock Rights and All Claims Arising Out of Such Old Stock Rights. Each Holder of an Allowed Class 7 Interest shall not receive or retain any property or Cash under the Plan on account of such Interest. Class 7 is Impaired under the Plan and deemed to have voted to reject the Plan.

SECTION 3.03      TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN CCH

                  CCH Class 1A - Old Vendor Debt Claim. On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 1A Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive a Pro Rata share of the Old Vendor Debt Distribution. Class 1A is Impaired and entitled to vote to accept or reject the Plan.

                  CCH Class 2A et seq. - Other Secured Claims. Class 2A et seq. consists of all other Secured Claims against CCH. CCH currently does not believe any such Holders exist.

                  This Class will be further divided into subclasses designated by letters of the alphabet (CLASS 2B, CLASS 2C, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. Each Allowed Secured Claim in Class 2A et seq. shall, in the discretion of the Debtor with the consent of the Informal Vendor Debt Committee, receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, any one or a combination of any of the following: (i) Cash in an amount equal to such Allowed Class 2A et seq. Claim;
(ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 2A et seq. Claim, of a value, as of the Effective Date, of at least the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (iii) the Collateral securing such Holder's Allowed Class 2A et seq. Claim; (iv) payments or Liens amounting to the indubitable equivalent of the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (v) Reinstatement of such Class 2A et seq. Claim; or (vi) such other treatment as the Debtor and such Holder shall have agreed upon in writing. The Debtor will make the foregoing election and provide notice of such election to the applicable Holder of an Allowed Class 2A et seq. Claim no later than 14 days prior to the Voting Deadline. To the extent the Debtor elects clause (i),
(ii), (iv), (v) or (vi) above, any liability associated with such treatment shall be satisfied with funds from Cricket.

                  Allowed Claims in Class 2A et seq. that are paid in full in Cash or Reinstated on the Effective Date or as soon as practicable thereafter are Unimpaired under the Plan and the Holders of such Allowed Claims in Class 2A et seq. will be deemed to have voted to accept the Plan. Allowed Claims in Class 2A et seq. that receive any alternative treatment are Impaired and therefore entitled to vote to accept or reject the Plan.

                  CCH Class 3 - Priority Claims. Unless otherwise agreed to by CCH and the applicable Holder of a Claim, each Holder of an Allowed Claim in Class 3 will, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, be paid the Allowed Amount of such Claim in full in Cash by Reorganized CCH on or before the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between CCH and the Holder of such Claim. Allowed Claims in Class 3 are Unimpaired under the Plan and the Holders of Allowed Claims in Class 3 will be deemed to have accepted the Plan.

                  CCH Class 4 - General Unsecured Claims. Holders of Allowed Class 4 Claims shall not receive any property or Cash on account of such Claims. Class 4 is Impaired under the Plan and deemed to have voted to reject the Plan.

                  CCH Class 5 - Intercompany Claim. Each Holder of an Allowed Class 5 Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive the Intercompany Release on account of such Claim as of the Initial Distribution Date. Class 5 is Impaired under the Plan and therefore entitled to vote to accept or reject the Plan.

                  CCH Class 6 - Old Common Stock of CCH and Securities Claims. Holders of Allowed Class 6 Interests shall not receive any property or Cash on account of such Interests. Class 6 is Impaired and deemed to have voted to reject the Plan.

                  CCH Class 7 - Interests of Holders of Old Stock Rights and All Claims Arising Out of Such Old Stock Rights. Each Holder of an Allowed Class 7 Interest shall not receive or retain any property or Cash under the Plan on account of such Interest. Class 7 is Impaired under the Plan and deemed to have voted to reject the Plan. CCH currently does not believe any such Holders exist.

SECTION 3.04      TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN
                  CRICKET

                  Cricket Class 1A - Old Vendor Debt Claim. On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 1A Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive from Cricket a Pro Rata share of the Old Vendor Debt Distribution. Class 1A is Impaired and entitled to vote to accept or reject the Plan.

                  Cricket Class 2A et seq. - Other Secured Claims. Class 2A et seq. consists of all other Secured Claims against Cricket. Cricket believes that, as of the Petition Date, Wells Fargo Bank, N.A. and Wells Fargo Merchant Services LLC, and Travelers Casualty and Surety Co. of America, held security interests in money market funds to secure obligations under credit card programs and surety bonds, respectively. Cricket intends to Reinstate these Class 2A and 2B Claims. Cricket Class 2A and 2B Claims are Unimpaired and shall be deemed to have voted to accept the Plan.

                  This Class will be further divided into subclasses designated by letters of the alphabet (CLASS 2C, CLASS 2D, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. Each Allowed Secured Claim in Class 2A et seq. shall, in the discretion of the Debtor with the consent of the Informal Vendor Debt Committee, receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, any one or a combination of any of the following: (i) Cash in an amount equal to such Allowed Class 2A et seq. Claim;
(ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 2A et seq. Claim, of a value, as of the Effective Date, of at least the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (iii) the Collateral securing such Holder's Allowed Class 2A et seq. Claim; (iv) payments or Liens amounting to the indubitable equivalent of the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (v) Reinstatement of such Class 2A et seq. Claim; or (vi) such other treatment as the Debtor and such Holder shall have agreed upon in writing. The Debtor will make the foregoing election and provide notice of such election to the applicable Holder of an Allowed Class 2A et seq. Claim no later than 14 days prior to the Voting Deadline.

                  Allowed Claims in Class 2A et seq. that are paid in full in Cash or Reinstated on the Effective Date or as soon as practicable thereafter are Unimpaired under the Plan and the

Holders of such Allowed Claims in Class 2A et seq. will be deemed to have voted to accept the Plan. Allowed Claims in Class 2A et seq. that receive any alternative treatment are Impaired and therefore entitled to vote to accept or reject the Plan.

                  Cricket Class 3 - Priority Claims. Unless otherwise agreed to by the parties, each Holder of an Allowed Claim in Class 3 will, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, be paid the Allowed Amount of such Claim in full in Cash by Reorganized Cricket on or before the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between Cricket and the Holder of such Claim. Allowed Claims in Class 3 are Unimpaired under the Plan and the Holders of Allowed Claims in Class 3 will be deemed to have accepted the Plan.

                  Cricket Class 4 - General Unsecured Claims. Holders of Allowed Class 4 Claims shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive, on a Pro Rata basis, the Cricket General Unsecured Creditor Distribution on account of such Claims. The Debtors believe that there will be de minimus or no value distributed to Holders of Allowed Class 4 Claims under the Cricket General Unsecured Creditor Distribution. Class 4 is Impaired and therefore entitled to vote to accept or reject the Plan.

                  Cricket Class 5 - Intercompany Claim. Each Holder of an Allowed Class 5 Claim shall in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive the Intercompany Release on account of such Claim as of the Initial Distribution Date. Class 5 is Impaired under the Plan and therefore entitled to vote to accept or reject the Plan.

                  Cricket Class 6 - Old Common Stock of Cricket and Securities Claims. Holders of Allowed Class 6 Interests shall not receive any property or Cash on account of such Interests. Class 6 is Impaired and deemed to have voted to reject the Plan.

                  Cricket Class 7 - Interests of Holders of Old Stock Rights and All Claims Arising Out of Such Old Stock Rights. Holders of Allowed Class 7 Interests shall not receive any property or Cash on account of such Interests. Class 7 is Impaired and deemed to have voted to reject the Plan. Cricket does not believe any such Holders exist.

SECTION 3.05 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN LICENSE HOLDING COMPANIES (APPLICABLE TO EACH LICENSE HOLDING COMPANY)

                  License Holding Company Class 1A - Old Vendor Debt Claim. On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 1A Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive a Pro Rata share of the Old Vendor Debt Distribution. Class 1A is Impaired and entitled to vote to accept or reject the Plan.

                  License Holding Company Class 1B - FCC Claims. On the Effective Date or as soon as practicable thereafter, the Holder of the FCC Claims shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, be Reinstated. The Holder of the FCC Claims will be deemed Unimpaired and to have voted to accept the Plan.

                  License Holding Company Class 2A et seq. - Other Secured Claims. Class 2A et seq. consists of all other Secured Claims against a License Holding Company. The License Holding Companies currently do not believe any such Holders exist.

                  This Class will be further divided into subclasses designated by letters of the alphabet (CLASS 2B, CLASS 2C, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. Each Allowed Secured Claim in Class 2A et seq. shall, in the discretion of the Debtor with the consent of the Informal Vendor Debt Committee, receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, any one or a combination of any of the following: (i) Cash in an amount equal to such Allowed Class 2A et seq. Claim;
(ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 2A et seq. Claim, of a value, as of the Effective Date, of at least the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (iii) the Collateral securing such Holder's Allowed Class 2A et seq. Claim; (iv) payments or Liens amounting to the indubitable equivalent of the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (v) Reinstatement of such Class 2A et seq. Claim; or (vi) such other treatment as the Debtor and such Holder shall have agreed upon in writing. The Debtor will make the foregoing election and provide notice of such election to the applicable Holder of an Allowed Class 2A et seq. Claim no later than 14 days prior to the Voting Deadline. To the extent the Debtor elects clause (i),
(ii), (iv), (v) or (vi) above, any liability associated with such treatment shall be satisfied with funds from Cricket.

                  Allowed Claims in Class 2A et seq. that are paid in full in Cash or Reinstated on the Effective Date or as soon as practicable thereafter are Unimpaired under the Plan and the Holders of such Allowed Claims in Class 2A et seq. will be deemed to have voted to accept the Plan. Allowed Claims in Class 2A et seq. that receive any alternative treatment are Impaired and therefore entitled to vote to accept or reject the Plan.

                  License Holding Company Class 3 - Priority Claims. Unless otherwise agreed to by the parties, each Holder of an Allowed Claim in Class 3 will, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, be paid the Allowed Amount of such Claim in full in Cash by the applicable Reorganized License Holding Company on or before the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between the applicable License Holding Company and the Holder of such Claim. Allowed Claims in Class 3 are Unimpaired under the Plan and the Holders of Allowed Claims in Class 3 will be deemed to have accepted the Plan.

                  License Holding Company Class 4 - General Unsecured Claims. Holders of Allowed Class 4 Claims shall not receive any property or Cash on account of such Claims. Class 4 is Impaired and deemed to have voted to reject the Plan.

                  License Holding Company Class 5 - Intercompany Claim. Each Holder of an Allowed Class 5 Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive the Intercompany Release under the Plan on account of such

Claim as of the Initial Distribution Date. Class 5 is Impaired under the Plan and therefore entitled to vote to accept or reject the Plan.

                  License Holding Company Class 6 - Old Common Stock of License Holding Company and Securities Claims. Holders of Allowed Class 6 Interests shall not receive any property or Cash on account of such Interests. Class 6 is Impaired and deemed to have voted to reject the Plan.

                  License Holding Company Class 7 - Interests of Holders of Old Stock Rights and All Claims Arising Out of Such Old Stock Rights. Holders of Allowed Class 7 Interests shall not receive any property or Cash on account of such Interests. Class 7 is Impaired and deemed to have voted to reject the Plan. The License Holding Companies do not believe any such Holders exist.

SECTION 3.06 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN PROPERTY HOLDING COMPANIES (APPLICABLE TO EACH PROPERTY HOLDING COMPANY)

                  Property Holding Company Class 1A - Vendor Debt Claim. On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 1A Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive a Pro Rata share of the Old Vendor Debt Distribution. Class 1A is Impaired and entitled to vote to accept or reject the Plan.

                  Property Holding Company Class 2A et seq. - Other Secured Claims. Class 2A et seq. consists of all other Secured Claims against a Property Holding Company. The Property Holding Companies currently do not believe any such Holders exist.

                  This Class will be further divided into subclasses designated by letters of the alphabet (CLASS 2B, CLASS 2C, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. Each Allowed Secured Claim in Class 2A et seq. shall, in the discretion of the Debtor with the consent of the Informal Vendor Debt Committee, receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, any one or a combination of any of the following: (i) Cash in an amount equal to such Allowed Class 2A et seq. Claim;
(ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 2A et seq. Claim, of a value, as of the Effective Date, of at least the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (iii) the Collateral securing such Holder's Allowed Class 2A et seq. Claim; (iv) payments or Liens amounting to the indubitable equivalent of the value of such Holder's interest in the Collateral securing the Allowed Class 2A et seq. Claim; (v) Reinstatement of such Class 2A et seq. Claim; or (vi) such other treatment as the Debtor and such Holder shall have agreed upon in writing. The Debtor will make the foregoing election and provide notice of such election to the applicable Holder of an Allowed Class 2A et seq. Claim no later than 14 days prior to the Voting Deadline.

                  Allowed Claims in Class 2A et seq. that are paid in full in Cash or Reinstated on the Effective Date or as soon as practicable thereafter are Unimpaired under the Plan and the Holders of such Allowed Claims in Class 2A et seq. will be deemed to have voted to accept the

Plan. Allowed Claims in Class 2A et seq. that receive any alternative treatment are Impaired and therefore entitled to vote to accept or reject the Plan.

                  Property Holding Company Class 3 - Priority Claims. Unless otherwise agreed to by the parties, each Holder of an Allowed Claim in Class 3 will, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, be paid the Allowed Amount of such Claim in full in Cash by the applicable Reorganized Property Holding Company on or before the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between the applicable Property Holding Company and the Holder of such Claim. Allowed Claims in Class 3 are Unimpaired under the Plan and the Holders of Allowed Claims in Class 3 will be deemed to have accepted the Plan.

                  Property Holding Company Class 4 - General Unsecured Claims. Holders of Allowed Class 4 Claims shall not receive any property or Cash on account of such Claims. Class 4 is Impaired and deemed to have voted to reject the Plan.

                  Property Holding Company Class 5 - Intercompany Claim. Each Holder of an Allowed Class 5 Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive the Intercompany Release under the Plan on account of such Claim as of the Initial Distribution Date. Class 5 is Impaired under the Plan and therefore entitled to vote to accept or reject the Plan.

                  Property Holding Company Class 6 - Old Common Stock of Property Holding Company and Securities Claims. Holders of Allowed Class 6 Interests shall not receive any property or Cash on account of such Interests. Class 6 is Impaired and deemed to have voted to reject the Plan.

                  Property Holding Company Class 7 - Interests of Holders of Old Stock Rights and All Claims Arising Out of Such Old Stock Rights. Holders of Allowed Class 7 Interests shall not receive any property or Cash on account of such Interests. Class 7 is Impaired and deemed to have voted to reject the Plan. The Property Holding Companies do not believe any such Holders exist.

SECTION 3.07 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN OTHER SUBSIDIARIES (APPLICABLE TO EACH OTHER SUBSIDIARY)

                  Other Subsidiary Class 1A et seq. - Other Secured Claims. Class 1A et seq. consists of all other Secured Claims against an Other Subsidiary. The Other Subsidiaries currently do not believe any such Holders exist.

                  This Class will be further divided into subclasses designated by letters of the alphabet (CLASS 1B, CLASS 1C, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. Each Allowed Secured Claim in Class 1A et seq. shall, in the discretion of the Debtor with the consent of the Informal Vendor Debt Committee, receive, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, any one or a combination of any of the following: (i) Cash in an amount equal to such

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

Allowed Class 1A et seq. Claim; (ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 1A et seq. Claim, of a value, as of the Effective Date, of at least the value of such Holder's interest in the Collateral securing the Allowed Class 1A et seq. Claim; (iii) the Collateral securing such Holder's Allowed Class 1A et seq. Claim; (iv) payments or Liens amounting to the indubitable equivalent of the value of such Holder's interest in the Collateral securing the Allowed Class 1A et seq. Claim; (v) Reinstatement of such Class 1A et seq. Claim; or (vi) such other treatment as the Debtor and such Holder shall have agreed upon in writing. The Debtor will make the foregoing election and provide notice of such election to the applicable Holder of an Allowed Class 1A et seq. Claim no later than 14 days prior to the Voting Deadline. To the extent the Debtor elects clause (i), (ii), (iv), (v) or (vi) above, any liability associated with such treatment shall be satisfied with funds from Cricket.

                  Allowed Claims in Class 1A et seq. that are paid in full in Cash or Reinstated on the Effective Date or as soon as practicable thereafter are Unimpaired under the Plan and the Holders of such Allowed Claims in Class 1A et seq. will be deemed to have voted to accept the Plan. Allowed Claims in Class 1A et seq. that receive any alternative treatment are Impaired and therefore entitled to vote to accept or reject the Plan.

                  Other Subsidiary Class 2 - Priority Claims. Unless otherwise agreed to by the parties, each Holder of an Allowed Claim in Class 2 will, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, be paid the Allowed Amount of such Claim in full in Cash by the applicable Reorganized Other Subsidiary on or before the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between the applicable Other Subsidiary and the Holder of such Claim. Allowed Claims in Class 2 are Unimpaired under the Plan and the Holders of Allowed Claims in Class 2 will be deemed to have accepted the Plan.

                  Other Subsidiary Class 3 - General Unsecured Claims. Holders of Allowed Class 3 Claims shall not receive any property or Cash on account of such Claims. Class 3 is Impaired and deemed to have voted to reject the Plan.

                  Other Subsidiary Class 4 - Intercompany Claim. Each Holder of an Allowed Class 4 Claim shall, in full satisfaction, settlement, release, discharge of and in exchange for such Claim, receive the Intercompany Release under the Plan on account of such Claim as of the Initial Distribution Date. Class 4 is Impaired under the Plan and therefore entitled to vote to accept or reject the Plan.

                  Other Subsidiary Class 5 - Old Common Stock of Other Subsidiary and Securities Claims. Holders of Allowed Class 5 Interests shall not receive any property or Cash on account of such Interests. Class 5 is Impaired and deemed to have voted to reject the Plan.

                  Other Subsidiary Class 6 - Interests of Holders of Old Stock Rights and All Claims Arising Out of Such Old Stock Rights. Holders of Allowed Class 6 Interests shall not receive any property or Cash on account of such Interests. Class 6 is Impaired and deemed to have voted to reject the Plan. The Other Subsidiaries do not believe any such Holders exist.

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

                                  ARTICLE IV.

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

SECTION 4.01      ASSUMPTION AND CURE

                  The Debtors are parties to thousands of executory contracts and non-residential real property leases. On or before 17 days prior to the Voting Deadline, the Debtors will File a schedule of such contracts and leases that they intend to assume or assign to another Debtor, along with proposed cure amounts that will be paid by the Reorganized Debtors (the "Assumption Schedule"). Within one business day following the Filing of the Assumption Schedule, the Debtors will serve the Assumption Schedule on the non-debtor parties to the contracts and leases set forth on the Assumption Schedule, the Official Committee and the Informal Vendor Debt Committee. Any party to a contract or lease who objects to the listed cure amounts must File and serve an objection on counsel no later than thirty (30) days after the Debtors File and serve the Assumption Schedule. Failure to File and serve a timely objection shall be deemed consent to the cure amounts listed on the Assumption Schedule. Any cure amounts shall be the responsibility of Cricket.

                  Any monetary amount by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default, if any, will be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, at the option of the applicable Reorganized Debtor: (a) by payment of the default amount in Cash on the Effective Date or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease. All such payments will be made by Reorganized Cricket. If there is a dispute regarding: (i) the amount of any cure payment; (ii) the ability of a Reorganized Debtor to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed or assigned; or
(iii) any other matter pertaining to assumption, the cure payments required by
Section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

                  The Confirmation Order will constitute an Order of the Court approving the assumptions described on the Assumption Schedule, pursuant to
Section 365 of the Bankruptcy Code, as of the Effective Date.

                  Any executory contract or lease not listed on the Assumption Schedule or that is not the subject of a motion to assume that is pending on the Confirmation Date shall be deemed rejected as of the Confirmation Date. The Debtors reserve the right to amend the Assumption Schedule at or prior to the Confirmation Hearing. If the Debtors add a contract or lease to the Assumption Schedule after the Assumption Schedule is originally Filed (as described above), the Debtor party to the applicable contract or lease shall serve the non-Debtor party to such contract or lease with notice (a) that the contract or lease has been added to the Assumption Schedule and (b) of the Debtor's proposed cure amount (the "Amended Assumption Schedule Notice"). The non-Debtor party shall have 30 days after service of the Amended Assumption Schedule Notice to File and serve an objection to the cure amount. To the extent the parties have a dispute with respect to the cure amount, the Debtors shall create a reserve for the full amount of the cure amount pending resolution of such dispute (either by stipulation or court order).

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

SECTION 4.02      REJECTION AND DAMAGES

                  On or before 17 days prior to the Voting Deadline, the Debtors will File a schedule of executory contracts and non-residential real property leases that they intend to reject (the "Rejection Schedule"). Within one business day following the Filing of the Rejection Schedule, the Debtors will serve the Rejection Schedule on the non-debtor parties to the contracts and leases, the Official Committee and the Informal Vendor Debt Committee. The Rejection Schedule will indicate those contracts and leases that will be rejected as of the Confirmation Date, and which will be rejected on or before the Effective Date. The Debtors reserve the right to amend the Rejection Schedule at or prior to the Confirmation Hearing. All Claims for damages arising from the rejection of executory contracts or unexpired leases must be Filed with the Court in accordance with the terms of the order authorizing such rejection, or, if not rejected by separate order, within sixty (60) days from the entry of the Confirmation Order. Any Claims not Filed within such time will be forever barred from assertion against the Debtors, the Estates, the Reorganized Debtors and the Leap Creditor Trust, unless a stipulation has been entered into with respect to the rejection of such executory contract or unexpired lease by the applicable Debtor and non-Debtor party. Each of the Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as a General Unsecured Claim of the applicable Debtor that was party to such contract or lease.

                  Whether or not listed on the Rejection Schedule, any executory contract or lease not listed on the Assumption Schedule or that is not the subject of a motion to assume that is pending on the Confirmation Date shall be deemed rejected as of the Confirmation Date. The Confirmation Order shall constitute an Order of the Court approving such rejections described herein, pursuant to Section 365 of the Bankruptcy Code.

                                   ARTICLE V.

                               MEANS FOR EXECUTION

                         AND IMPLEMENTATION OF THE PLAN

SECTION 5.01      OVERVIEW OF PLAN IMPLEMENTATION

                  In sum, the Plan provides for a reorganization of the Debtors under Reorganized Leap. However, Reorganized Leap will not retain the Leap General Unsecured Claim Cash Distributions or the assets being transferred to the Leap Creditor Trust, or be subject to any claims against or Interests in Leap that are being discharged under the Plan. Except as otherwise set forth herein, all Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' cash balances or borrowings and the operations of the Reorganized Debtors. All cash necessary for the Leap Creditor Trust Trustee to make payments pursuant to the Plan will be obtained from Leap Creditor Trust Assets.

SECTION 5.02      DISTRIBUTIONS

                  On the Effective Date, (i) the Old License Holding Company Common Stock will be cancelled and each Reorganized License Holding Company will issue to Reorganized Leap 100% of the issued and outstanding shares of New License Holding Company Common Stock, (ii) the Old Other Subsidiary Common Stock will be cancelled and each Reorganized Other

Subsidiary will issue to Reorganized Leap 100% of the issued and outstanding shares of New Other Subsidiary Common Stock, and (iii) the Old Property Holding Company Common Stock will be cancelled and each Reorganized Property Holding Company will issue to Reorganized Cricket 100% of the issued and outstanding shares of New Property Holding Company Common Stock.

                  Also on the Effective Date, (i) the Old Leap Common Stock will be cancelled, (ii) Reorganized Leap will issue and contribute 96.5% of the issued and outstanding shares of New Leap Common Stock to CCH, (iii) Reorganized Leap will contribute all of the New License Holding Company Common Stock to CCH, and (iv) CCH will contribute all of such New Leap Common Stock and New License Company Common Stock to Reorganized Cricket. Following such contributions, on the Effective Date, CCH will be merged with and into Cricket Communications, Inc. in a "tax-free" reorganization in compliance with Section 368(a)(1)(G) of the Internal Revenue Code, pursuant to which the Old CCH Common Stock will be converted into 100% of the issued and outstanding shares of New Cricket Common Stock. As a result, Reorganized Leap will own 100% of the issued and outstanding shares of Reorganized Cricket and each of the Reorganized Other Subsidiaries, and Reorganized Cricket will own 100% of the issued and outstanding shares of each of the Reorganized License Holding Companies, 100% of the issued and outstanding shares of each of the Reorganized Property Holding Companies and, temporarily until the distribution thereof to the Holders of Old Vendor Debt Claims, 96.5% of the New Leap Common Stock.

                  On the Effective Date, or as soon thereafter as practicable, the Holders of Old Vendor Debt Claims will receive from Cricket, on a Pro Rata basis, 96.5% of the issued and outstanding shares of New Leap Common Stock and New Senior Notes aggregating $350 million in principal amount.

                  On the Initial Distribution Date, and notwithstanding the occurrence of the Effective Date: (a) Holders of Allowed Leap General Unsecured Claims, including the Holders of Old Leap Notes, will receive, on a Pro Rata basis, beneficial interests in the Leap Creditor Trust; (b) the Leap Creditor Trust will receive the Leap General Unsecured Claim Cash Distribution; and (c) Holders of Allowed 12 1/2% Senior Secured Claims will receive, on a Pro Rata basis, the 12 1/2% Senior Secured Claim Distribution (approximately $200,000).

                  In addition, on the later of the Effective Date and the Initial Distribution Date, Reorganized Leap will issue and transfer (as applicable) to the Leap Creditor Trust: (a) the Leap Creditor Trust Assets for subsequent sale and Distribution of the proceeds to the Leap General Unsecured Creditors; and (b) 3.5% of the issued and outstanding shares of New Leap Common Stock as of the Effective Date for Distribution to the Leap General Unsecured Creditors. Following the Effective Date, after the satisfaction of all Allowed Administrative Claims and Allowed Priority Claims against Leap and the resolution of all Disputed Administrative Claims and Disputed Priority Claims against Leap, any remaining Cash held in reserve by Reorganized Leap will be distributed to the Leap Creditor Trust. Notwithstanding anything set forth herein, if any Leap Creditor Trust Assets are converted to Cash on or after the Initial Distribution Date but prior to the Effective Date, the Cash proceeds shall be transferred to the Leap Creditor Trust as soon as practicable upon such monetization, notwithstanding the fact that the Effective Date has not occurred. In accordance with the negotiated settlement between the Leap Informal Noteholder Committee and the Informal Vendor Debt Committee leading to the Plan, all other assets of Leap that are not specifically defined as Leap Creditor Trust Assets in the Plan will not be transferred to the Leap Creditor Trust and will remain with Reorganized Leap, including for example only, office furniture, fixtures, equipment and supplies; Leap intellectual property, including the "Leap" trademark; retirement plan assets; and an inter-company payable from Cricket which is being released under the Plan.

                  Holders of Old Leap Common Stock will receive nothing on account of their Interests.

                  Subject to the provisions of the Plan, and except as otherwise provided herein, property to be distributed hereunder to each Unimpaired Class shall be distributed on the later of (i) the Effective Date and (ii) the date on which the distribution to a Holder of a Claim in such Class would have been due and payable in the ordinary course of business or under the terms of the Claim in the absence of the Chapter 11 Cases. Notwithstanding any other provision of the Plan, the Debtors, the Reorganized Debtors and the Leap Creditor Trust shall not be obligated to make any distribution with respect to any unclassified Claim, or any Allowed Claim, other than those in the hands of the Holders shown on the books and records of the Debtors as of the Confirmation Hearing unless otherwise identified on a Filed proof of claim.

SECTION 5.03      THE OFFICIAL COMMITTEE

                  On the Effective Date, the Official Committee shall be dissolved and the members of such committee shall be released and discharged from all further rights and duties arising from or related to the Chapter 11 Cases. The professionals retained by such committee and the members thereof shall not be entitled to compensation or reimbursement of expenses incurred for services rendered after the Effective Date, except in connection with the preparation and prosecution of, and objections to, fee applications.

SECTION 5.04      VESTING OF ASSETS

                  Except as otherwise provided in any provision of the Plan, on the Effective Date, the Leap Creditor Trust Assets shall vest in the Leap Creditor Trust and all property of the other Estates will vest in the Reorganized Debtors, as applicable, free and clear of all Liens, Claims, encumbrances and Interests. From and after the Effective Date, each Reorganized Debtor may operate its business and use, acquire, and dispose of property and settle and compromise Claims or Interests arising post-Confirmation without supervision by the Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

SECTION 5.05      PRESERVATION OF CAUSES OF ACTION

                  Except in any contract, instrument, release or other agreement entered into in connection with the Plan or as otherwise provided in the Plan (and subject to the following paragraph), in accordance with section 1123(b) of the Bankruptcy Code, each Reorganized Debtor shall retain all Litigation Claims that each Debtor or the Estate may hold against any Person; provided, however, that Litigation Claims listed in Leap's Schedules, as well as any Eligible Leap Avoidance Actions and Eligible Leap Causes of Action, shall be transferred to the Leap Creditor Trust on the Effective Date. The Leap Creditor Trust Trustee shall have the rights prescribed in 11 U.S.C. 1123(b)(3)(B) to pursue or settle such Claims. Attached to the

Disclosure Statement as Exhibit L is a Schedule of Litigation Claims that will be transferred to the Leap Creditor Trust. During the period (if any) subsequent to the Initial Distribution Date and prior to the Effective Date, but subject to the negotiation, execution and approval by the Court of a customary joint defense agreement among the Debtors, the Official Committee and the Leap Creditor Trust Trustee, the Debtors shall provide the Official Committee and the Leap Creditor Trust Trustee with all pleadings and relevant documentation in connection with Leap Litigation Claims and Eligible Leap Avoidance Actions, as well as periodic monthly updates as to progress of any litigation or formal or informal settlement offers in connection therewith. The Official Committee and the Leap Creditor Trust shall have the right to oversee and comment on such progress and any settlement proposals, and during such period, no Leap Litigation Claim or Eligible Leap Avoidance Actions will be settled before the Effective Date without the express written consent of the Official Committee. In addition, the Leap Creditor Trust Trustee and the Official Committee shall have standing to make a motion to the Court to settle or prosecute any such Litigation Claim or Eligible Leap Avoidance Action to the extent they deem appropriate.

                  In addition, within 7 days prior to the Voting Deadline, the Debtors will File a schedule of Claims to which the Debtors, Reorganized Debtors or Leap Creditor Trust, as applicable, may object or challenge and of causes of action (including avoidance actions) that the Debtors or Reorganized Debtors may bring (the "Objection Schedule"). Within one business day following the date the Debtors File the Objection Schedule, the Debtors shall serve the Objection Schedule on all parties listed on the Objection Schedule. The Debtors reserve the right to amend the Objection Schedule at or prior to the Confirmation Hearing. The fact that an avoidance action, objection to Claim or cause of action is not listed on the Objection Schedule shall not preclude the Debtors, the Reorganized Debtors or the Leap Creditor Trust from bringing any such action or objection.

                  Notwithstanding the foregoing, the Plan implements, as of the Initial Distribution Date, the Intercompany Releases and other settlements representing a global settlement of all (a) Intercompany Claims and (b) Litigation Claims (arising out of or related to intercompany transfers described below) between the Debtors, their Estates, the Holders of Old Vendor Debt, the Informal Vendor Debt Committee, the Holders of Leap General Unsecured Claims and the Official Committee, and is the product of months of investigation and negotiations among the foregoing parties (including the Informal Noteholder Committee prior to the appointment of the Official Committee). In particular, and without limitation, in exchange for (i) the distributions made pursuant to the Plan and (ii) the full releases of Claims that might be asserted by the non-Leap Debtors, their Estates and/or the Holders of Old Vendor Debt as set forth below, Leap, its Estate and the Holders of Leap General Unsecured Claims in such capacity are granting full releases of all Intercompany Claims and Litigation Claims against the non-Leap Debtors, their Estates and the Holders of Old Vendor Debt (and other Holders of Claims or Interests against or in any non-Leap Debtor) arising out of or related to transfers of cash or property from Leap to any non-Leap Debtor or for the benefit of Holders of Old Vendor Debt (or other Holders of Claims or Interests against or in any non-Leap Debtor) including for, inter alia, fraudulent transfers, preferences, equitable subordination and breach of fiduciary duty. Similarly, and without limitation, in exchange for the full releases of Claims that might be asserted by Leap, its Estate and/or the Holders of Leap General Unsecured Claims as set forth above, each non-Leap Debtor, their Estates and the Holders of Old Vendor Debt in such capacity are granting full releases of all Intercompany Claims and Litigation Claims against Leap and its Estate (and the Holders of Claims and Interests against or in Leap, including the Holders of Leap General

Unsecured Claims) arising out of or related to the failure to transfer cash or property from Leap to any non-Leap Debtor or for the benefit of Holders of Old Vendor Debt (or other Holders of Claims or Interests against or in any non-Leap Debtor) including for, inter alia, breach of contract. Each such non-Leap Debtor, its Estate, all Holders of Claims or Interests against such non-Leap Debtors claiming through such non-Leap Debtors, and the Holders of Old Vendor Debt in such capacity are waiving any right to seek recovery from any of the Leap Creditor Trust Assets in connection with such Claims, whether or not such Leap Creditor Trust Assets have been transferred to the Leap Creditor Trust as of the Initial Distribution Date. The Plan constitutes a motion under Rule 9019 to compromise all such claims and no party who holds or could potentially be the beneficiary of such Intercompany Claims or Litigation Claims shall have any standing or right to assert such claims following the Initial Distribution Date.

SECTION 5.06      AMENDED DEBTOR BYLAWS AND CERTIFICATES OF INCORPORATION

                  On the Effective Date, each Reorganized Debtor shall adopt the applicable Amended Debtor Bylaws and the applicable Amended Debtor Certificates of Incorporation, pursuant to applicable non-bankruptcy law and Section 1123(a)(5)(1) of the Bankruptcy Code. The Amended Debtor Bylaws and the Amended Debtor Certificates of Incorporation will, among other things prohibit the issuance of nonvoting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Amended Debtor Certificates of Incorporation will become effective upon the occurrence of the Effective Date and may be amended following the Effective Date in accordance with non-bankruptcy law. Forms of the Amended Debtor Certificates of Incorporation and the Amended Debtor Bylaws shall be Filed at least 5 days prior to the date of the Confirmation Hearing.

SECTION 5.07 COMPOSITION OF MANAGEMENT AND THE DIRECTORS OF THE REORGANIZED DEBTORS

                  The Informal Vendor Debt Committee has informed the Debtors that they expect the existing senior management team to continue as the executive officers and senior management of the Debtors through the Effective Date of the Plan, and that following the Effective Date, these officers will serve at the pleasure of the Board of Directors of Reorganized Leap.

                  The directors of each of the Debtors will continue to serve in such capacities until and through the Effective Date. As of the Effective Date, the new board of directors of Reorganized Leap initially shall consist of seven directors to be designated by the Informal Vendor Debt Committee. As of the date hereof, the Informal Vendor Debt Committee does not yet know who will be serving as directors of Reorganized Leap or any of the other Reorganized Debtors after the Effective Date. However, the Reorganized Debtors will identify those individuals who initially will serve as directors of the Reorganized Debtors from and after the Effective Date in a Schedule Filed with the Court at least 5 days prior to the Confirmation Hearing.

                  A majority of the Board of Directors of Reorganized Leap shall select the Board of Directors and senior management of the other Reorganized Debtors.

                  Reorganized Leap may authorize appropriate compensation and bonus plans for senior management employed by the Reorganized Debtors post-Effective Date. After the Effective Date, Reorganized Leap may adopt a new incentive plan for the grant to officers,

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

employees and directors of the Company and its subsidiaries of options to acquire shares of New Leap Common Stock. The options may be based upon a vesting schedule and any other performance criteria that may be structured by the Board of Directors of Reorganized Leap.

SECTION 5.08      DISBURSING AGENTS

                  Reorganized Leap and Reorganized Cricket (or their designee) shall act as the Disbursing Agents for the purpose of making all distributions provided for under the Plan, provided, however, that the Leap Creditor Trust Trustee shall act as the Disbursing Agent under the Leap Plan with respect to all assets transferred to the Leap Creditor Trust pursuant to the Plan. Each Disbursing Agent shall serve without bond.

                  Subject to the provisions of the Plan, all Cash to be distributed by the Disbursing Agents or the Leap Creditor Trust Trustee in respect of Allowed General Unsecured Claims for the benefit of the Holders of Old Leap Notes, and in respect of Allowed 12 1/2% Senior Secured Claims for the benefit of the Holders of 12 1/2% Senior Notes, shall be delivered to the Old Indenture Trustee who, after deducting any unpaid fees and expenses of the Old Indenture Trustee and its counsel to the extent provided for by the Indenture and in accordance with applicable law, will then distribute such Cash pursuant to the provisions of the Indenture. Subject to the provisions of the Plan, all non-Cash property to be distributed by the Disbursing Agents or the Leap Creditor Trust Trustee in respect of Allowed General Unsecured Claims for the benefit of the Holders of Old Leap Notes shall be made to or at the direction of the Old Indenture Trustee in accordance with the Indenture. The Distribution Record Date shall be used as the record date for any distributions pursuant to the Indenture.

SECTION 5.09      DISCHARGE OF REORGANIZED DEBTORS AND INJUNCTION

                  Except as otherwise provided in the Plan or the Confirmation
Order: (i) on the Effective Date, each Reorganized Debtor shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (A) a proof of Claim or proof of Interest based on such debt or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (B) a Claim or Interest based on such debt or Interest is allowed pursuant to section 502 of the Bankruptcy Code or (C) the Holder of a Claim or Interest based on such debt or Interest has accepted the Plan; and (ii) all Persons shall be precluded from asserting against each Reorganized Debtor, its successors, or its assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Reorganized Debtors, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against each Reorganized Debtor at any time obtained to the extent that it relates to a Claim discharged.

                  All Persons that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of such Holders, are permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against any of the

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Debtors, the Informal Vendor Debt Committee (and each of its members in such capacity), the Informal Noteholder Committee (and each of its members in such capacity), the Official Committee (and each of its members in such capacity), the Old Indenture Trustee and counsel and other professional persons retained by the Debtors, the Informal Vendor Debt Committee, the Noteholder Committee, the Official Committee, and the Old Indenture Trustee, and each of their respective affiliates, current or former officers, directors, agents, employees and representatives; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against any of the Debtors, the Informal Vendor Debt Committee (and each of its members in such capacity), the Informal Noteholder Committee (and each of its members in such capacity), the Official Committee (and each of its members in such capacity), the Old Indenture Trustee and counsel and other professional persons retained by any of the Debtors, the Informal Vendor Debt Committee, the Informal Noteholder Committee, the Official Committee, and the Old Indenture Trustee, and each of their respective affiliates, current or former officers, directors, agents, employees and representatives; (c) creating, perfecting or enforcing any Lien or encumbrance against any of the Debtors, the Informal Vendor Debt Committee (and each of its members in such capacity), the Informal Noteholder Committee (and each of its members in such capacity), the Official Committee (and each of its members in such capacity), the Old Indenture Trustee and counsel and other professional persons retained by any of the Debtors, the Informal Vendor Debt Committee, the Informal Noteholder Committee, the Official Committee, and the Old Indenture Trustee, and each of their respective affiliates, current or former officers, directors, agents, employees and representatives; (d) asserting a setoff, right of subrogation or recoupment of any kind against any obligation due to any of the Debtors, the Informal Vendor Debt Committee (and each of its members in such capacity), the Informal Noteholder Committee (and each of its members in such capacity), the Official Committee (and each of its members in such capacity), the Old Indenture Trustee and counsel and other professional persons retained by any of the Debtors, the Informal Vendor Debt Committee, the Informal Noteholder Committee, the Official Committee, and the Old Indenture Trustee, and each of their respective affiliates, current or former officers, directors, agents, employees and representatives; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

                  Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

SECTION 5.10      NO LIABILITY FOR SOLICITATION OR PARTICIPATION

                  As specified in section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan (including but not limited to the Debtors, the Informal Vendor Debt Committee (and each of its members in such capacity), the Informal Noteholder Committee (and each of its members in such capacity), the Official Committee (and each of its members in such capacity), the Old Indenture Trustee and counsel and other professional persons retained by any of the Debtors, the Informal Vendor Debt Committee, the Informal Noteholder Committee, the Official Committee, and the Old Indenture Trustee, and each of their respective affiliates, current or former officers, directors, agents, employees and representatives), in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for

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violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

SECTION 5.11      LIMITATION OF LIABILITY

                  Neither (a) any Debtor or Reorganized Debtor or any of their respective postpetition employees, officers, directors, agents, representatives, affiliates, attorneys, financial advisors or any other professional persons employed by any of them, nor (b) the Informal Vendor Debt Committee, or any of its members, agents, employees, directors, officers, representatives, attorneys or other professional advisors, (c) the Official Committee, or any of its postpetition members, agents, employees, directors, officers, representatives, attorneys or other professional advisors, nor (d) the Old Indenture Trustee, or any of its agents, employees, directors, officers, representatives, attorneys or other professional advisors, in each case, shall have any responsibility, or have or incur any liability, to any Person whatsoever, under any theory of liability (except for any claim based upon willful misconduct or gross negligence), for any act taken or omission made in good faith directly related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan, provided that nothing in this paragraph shall limit the liability of any Person for breach of any express obligation it has under the terms of this Plan or under any post-petition agreement or other post-petition document entered into by such Person or in accordance with the terms of this Plan or for any breach of a duty of care owed to any other Person occurring after the Effective Date.

SECTION 5.12      OBJECTIONS TO CLAIMS

                  The right to prosecute, File, litigate and settle objections to Disputed Claims, whether or not the subject of litigation pending as of the Effective Date, shall be deemed automatically transferred by the Debtors and their Estates to the Reorganized Debtors as of the Effective Date. From and after the Effective Date, only the Reorganized Debtors shall have the right to File, litigate or settle any objections to Disputed Claims; provided, that in the case of Claims against Leap (including but not limited to the Allowance or allocation of Administrative Claims), from and after the Effective Date the Leap Creditor Trust Trustee (to the extent provided in the Plan) shall have the authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims.

                  Except as otherwise provided in the Plan, objections to any Disputed Claim shall be Filed within 60 days after the Effective Date, or within such additional period of time as the Court may allow upon motion made by the Reorganized Debtors or the Leap Creditor Trust Trustee, as applicable, within such 60 day period. Any such objection that is not timely Filed shall be deemed forever waived by the Reorganized Debtors' Estates and the Leap Creditor Trust, as applicable, and neither the Reorganized Debtors, the Leap Creditor Trust Trustee nor any other party-in-interest shall have any right to pursue the same.

                  Notwithstanding that the Reorganized Debtors and the Leap Creditor Trust Trustee shall have the right to File, litigate and settle objections to Disputed Claims on behalf of the Debtors and their Estates, nothing contained herein shall be deemed to obligate the Reorganized Debtors and the Leap Creditor Trust Trustee to take any such actions, all of which shall be determined by the Reorganized Debtors and the Leap Creditor Trust Trustee in their sole and absolute discretion.

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                  From and after the Effective Date, the Reorganized Debtors
(and the Leap Creditor Trust Trustee with respect to any Disputed Claims against Leap or Disputed Interest in Leap) may settle or compromise any Disputed Claim or Disputed Interest without approval of the Court.

                  Within 7 days prior to the Voting Deadline, the Debtors will File a schedule of Claims to which the Debtors, Reorganized Debtors or Leap Creditor Trust, as applicable, may object or challenge in any way and of causes of action (including avoidance actions) that the Debtors or Reorganized Debtors may bring (the "Objection Schedule"). Within two business days following the date the Debtors File the Objection Schedule, the Debtors shall serve the Objection Schedule on all parties listed on the Objection Schedule. The Debtors reserve the right to amend the Objection Schedule at or prior to the Confirmation Hearing. The fact that an avoidance action, objection to Claim or cause of action is not listed on the Objection Schedule shall not preclude the Debtors, the Reorganized Debtors or the Leap Creditor Trust from bringing any such action or objection.

                  THE DEBTORS HAVE NOT FULLY REVIEWED THE CLAIMS IN THE CASE OR DETERMINED WHETHER OBJECTIONS TO CLAIMS EXIST. THIS INVESTIGATION IS ONGOING AND WILL OCCUR, IN LARGE PART, AFTER THE CONFIRMATION DATE. AS A RESULT, CREDITORS AND OTHER PARTIES-IN-INTEREST ARE HEREBY ADVISED THAT, NOTWITHSTANDING THAT THE EXISTENCE OF ANY PARTICULAR OBJECTION TO A DISPUTED CLAIM MAY NOT BE LISTED, DISCLOSED OR SET FORTH IN THIS PLAN, AN OBJECTION TO A CLAIM MAY BE BROUGHT AGAINST ANY CREDITOR OR PARTY-IN-INTEREST AT ANY TIME, SUBJECT TO THE TIME LIMITATIONS SET FORTH IN THIS PARAGRAPH 5.12 AND THE LIMITATION THAT AN OBJECTION MAY BE ASSERTED ONLY WITH RESPECT TO DISPUTED CLAIMS CONTEMPLATED WITHIN THE OBJECTION SCHEDULE. IN ADDITION TO THE FOREGOING, WITH RESPECT TO THE DISPUTED CLAIMS SCHEDULE, THE DEBTORS, THE REORGANIZED DEBTORS AND THE LEAP CREDITOR TRUST TRUSTEE RETAIN AND HEREBY RESERVE THE RIGHT TO OBJECT TO (i) ANY CLAIMS FILED AFTER THE BAR DATE OF JUNE 28, 2003, (ii) ANY CLAIMS FILED BY ADDITIONAL PARTIES AFTER THE SUPPLEMENTAL BAR DATE OF AUGUST ___, 2003 AND (iii) ANY CLAIMS FILED IN ORDER TO SET FORTH DAMAGES ARISING FROM THE REJECTION OF AN EXECUTORY CONTRACT OR OTHER AGREEMENT WITH THE DEBTORS. THE DEBTORS, THE REORGANIZED DEBTORS AND THE LEAP CREDITOR TRUST TRUSTEE FURTHER RETAIN AND HEREBY RESERVE THE RIGHT TO OBJECT TO CLAIMS INADVERTENTLY OMITTED FROM THE DISPUTED CLAIMS SCHEDULES, WHICH OBJECTIONS WILL NOT MATERIALLY AND ADVERSELY AFFECT THE CLAIMS OF THE REMAINING CREDITORS OF THE DEBTORS' ESTATES. FINALLY, THE DEBTORS AND THE REORGANIZED DEBTORS RETAIN AND HEREBY RESERVE THE RIGHT TO OBJECT TO AMOUNTS THAT HAVE BEEN SCHEDULED BY THE DEBTORS, OR REFLECTED IN THE DEBTORS' BOOKS AND RECORDS, AND WHICH ARE FOUND TO BE OBJECTIONABLE IN ANY RESPECT.

                  Objections to applications of professionals or other entities for compensation or reimbursement of expenses must be Filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors, the Informal Vendor Debt Committee, the Official Committee (or, if

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the Official Committee has disbanded, the Leap Creditor Trust Trustee) and the requesting professional or other entity no later than sixty (60) days after the date on which the applicable application for compensation or reimbursement was Filed and served.

SECTION 5.13      OTHER DOCUMENTS AND ACTIONS

                  The Debtors, the Debtors in Possession, the Leap Creditor Trust Trustee and the Reorganized Debtors may, and shall, execute such documents and take such other actions as are necessary to effectuate the transactions provided for in the Plan.

SECTION 5.14      CORPORATE ACTION

                  The creation of the Leap Creditor Trust and the appointment of the Leap Creditor Trust Trustee shall be deemed to have occurred and be effective on the Initial Distribution Date, and the issuance of the New Leap Common Stock, New Cricket Common Stock, New License Holding Company Common Stock, New Property Holding Company Common Stock and New Other Subsidiary Common Stock, the New Senior Notes, the adoption of the Amended Debtor Certificates of Incorporation and the selection of the Persons who will serve as the initial directors and officers of the Reorganized Debtors as of the Effective Date, and other matters under the Plan involving the corporate structure of each Debtor or corporate action by each Debtor, shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by the stockholders or directors of each Debtor. Without limiting the foregoing, upon entry of the Confirmation Order by the Clerk, the filing by each Reorganized Debtor of its respective Amended Debtor Certificate of Incorporation shall be authorized and approved in all respects. On the Effective Date or as soon thereafter as is practicable, pursuant to applicable law, the Amended Debtor Bylaws of each Debtor shall be the bylaws of each Reorganized Debtor (as appropriate).

SECTION 5.15      RETIREE BENEFITS

                  On and after the Effective Date, to the extent required by section 1129(a)(13) of the Bankruptcy Code, each Reorganized Debtor shall continue to pay all retiree benefits (if any), as the term "retiree benefits" is defined in section 1114(a) of the Bankruptcy Code, that it maintained or established prior to the Confirmation Date.

SECTION 5.16      EMPLOYEE BENEFITS

                  Each Debtor's employees shall have a priority claim for unpaid wages, benefits, and other entitlements to the extent permitted by Section 507(a)(3) of the Bankruptcy Code, which will be either (i) paid in full, or (ii) Reinstated. To the extent that any employee's claim exceeds the amount prescribed by Section 507(a)(3), the employee shall receive a General Unsecured Claim for the excess amount against the applicable Debtor. Notwithstanding the foregoing, any non-Leap employee who continues to be an employee in good standing with the Reorganized Debtors after the Effective Date shall be entitled to take (in the form of vacation days and not in cash) all unused and unpaid vacation time he accrued prior to the Petition Date. If such employee is terminated without cause, such employee will be entitled to a payment from Cricket of the value of any such vacation in accordance with existing policies of the Debtors and applicable non-bankruptcy law.

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SECTION 5.17      CERTAIN PROVISIONS IN RESPECT OF THE OLD LEAP NOTES, AND THE
                  OLD INDENTURE TRUSTEE

                  (a) Old Indenture Trustee's Lien

                  Anything in this Plan to the contrary notwithstanding, but subject to the terms of the Indenture and to applicable law, the Plan shall not affect the lien of the Old Indenture Trustee pursuant to Section 7.07 of the Indenture on all money or property now or in the future held by the Old Indenture Trustee, including without limitation any distributions in respect of the Old Leap Notes pursuant to this Plan or the Leap Creditor Trust, to secure payment of the fees and expenses incurred or to be incurred by the Old Indenture Trustee (including without limitation the fees and expenses of its counsel) and the indemnity and all other obligations set forth in Section 7.07 of the Indenture, which lien shall continue notwithstanding the occurrence of the Confirmation Date, the Initial Distribution Date and the Effective Date and notwithstanding the discharge of the Debtors pursuant to this Plan and Section 1141 of the Bankruptcy Code. Anything in this Plan to the contrary notwithstanding, but subject to the terms of the Indenture and applicable law, the Old Indenture Trustee may at any time, and from time to time, pay or reserve for such fees, expenses, indemnity and other obligations from any such money or property now or in the future held by the Old Indenture Trustee.

                  (b) Tax Reporting

                  Anything in this Plan to the contrary notwithstanding, but subject to the terms of the Indenture and to applicable law, none of the Old Indenture Trustee, the Disbursing Agent or the Leap Creditor Trust Trustee shall have any obligation to pay, make withholdings in respect of, or make any filings with or reportings to any governmental entity or agency or any other Person in respect of, any tax or tax-related obligations in respect of the Old Leap Notes or any distributions pursuant to this Plan or the Leap Creditor Trust in respect of the Old Leap Notes. Instead, (i) the beneficial holder of each Old Leap Note shall have the obligation to pay all taxes in respect of such distributions, and
(ii) the top-tier Depository Trust Company participant in respect of each Old Leap Note shall have the obligation to comply with all such withholding, filing and reporting requirements.

                  (c) Indenture

                  Anything in this Plan to the contrary notwithstanding, the Indenture shall continue in full force and effect notwithstanding the occurrence of the Confirmation Date, the Initial Distribution Date and the Effective Date and notwithstanding the discharge of the Debtors, except that the personal liability of any of the Debtors thereunder shall be discharged pursuant to this Plan and Section 1141 of the Bankruptcy Code.

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                                   ARTICLE VI.

                   CONFIRMATION AND EFFECTIVE DATE CONDITIONS

SECTION 6.01      CONDITIONS TO CONFIRMATION

                  The conditions to Confirmation shall be the following:

                  (a) A finding by the Court that the requirements of 11 U.S.C. Section 1129 have been satisfied;

                  (b) The Confirmation Order shall (i) be acceptable in form and substance to the Debtors, the Informal Vendor Debt Committee, and the Official Committee and (ii) expressly authorize and direct the Debtors to perform the actions that are conditions to the effectiveness of the Plan;

                  (c) Each of the events and actions required by the Plan to occur or to be taken prior to Confirmation shall have occurred or have been taken, or the Debtors or the party whose obligations are conditioned by such occurrences and/or actions, as applicable, shall have waived such occurrences or actions;

                  (d) Holders of at least two-thirds in dollar amount of the Allowed Leap Class 4 General Unsecured Claims that actually vote on the Plan shall have voted to accept the Plan; and

                  (e) The Confirmation Order must be entered by [October 31], 2003.

SECTION 6.02      CONDITIONS TO INITIAL DISTRIBUTION DATE

                  The conditions to the Initial Distribution Date shall be the following: the Confirmation Order shall (i) be acceptable in form and substance to the Debtors, the Informal Vendor Debt Committee and the Official Committee;
(ii) expressly authorize the Debtors to perform the actions that are conditions to the effectiveness of the Plan; and (iii) shall be entered by the Court.

SECTION 6.03      CONDITIONS TO EFFECTIVE DATE

                  The Plan shall not become effective unless and until it has been confirmed and the following conditions have been satisfied in full or waived: (1) the Confirmation Order in a form satisfactory to the Debtors, the Informal Vendor Debt Committee and the Official Committee shall have become a Final Order; (2) all authorizations, consents and regulatory approvals (including, without limitation, any approvals required under regulations relating to the change in ownership of the Debtors upon the Effective Date) required (if any) for the Plan's effectiveness shall have been obtained including, without limitation, all FCC approvals and consents in form and substance reasonably acceptable to the Informal Vendor Debt Committee; (3) the New Senior Notes Indenture has been qualified under the Trust Indenture Act of 1939, as amended, if required; (4) the Debtors shall have purchased, at Cricket's expense, directors' and officers' liability insurance for the directors and officers of the Reorganized Debtors in form and amounts reasonably acceptable to the Informal Vendor Debt Committee; and (5) all other actions and documents necessary to implement the treatment of Claims and Interests shall have been effected

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or executed or, if waivable, waived by the Person or Persons entitled to the benefit thereof. Notwithstanding anything set forth herein, the occurrence of the Effective Date is not a condition precedent to the occurrence of the Initial Distribution Date.

SECTION 6.04      WAIVER OF CONDITIONS

                  The Debtors, the Official Committee, and/or the Informal Vendor Debt Committee, as applicable, may waive any or all of the other conditions set forth in the Plan without leave of or order of the Court and without any formal action; provided, however, that no waiver of the condition set forth in Section 6.01(d) above shall be effective without the prior written consent of the Official Committee. The Debtors reserve the right to amend or revoke the Plan. Although this Plan is styled as a joint plan, the Debtors reserve the right to proceed with Confirmation under this Plan for one or more Debtors but not all Debtors.

SECTION 6.05      EFFECT OF FAILURE OF CONDITIONS

                  Except as provided in the next paragraph, in the event that the Effective Date does not occur within one year following Confirmation, upon notification submitted by the Debtors to the Court: (a) the Confirmation Order shall be vacated, (b) no additional distributions under the Plan shall be made,
(c) the Debtors and all Holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors' obligations with respect to the Claims and Interests shall remain unchanged (except to the extent of any post-Confirmation pre-Effective Date payments) and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

                  Notwithstanding anything set forth above, if the Debtors notify the Court that the Effective Date will not occur in accordance with the procedures set forth above, and the Initial Distribution Date has already occurred at the time of such notification, (i) the Holders of Allowed Claims against Leap and the Leap Creditor Trust will be entitled to retain all assets that have been transferred to them on the Initial Distribution Date or thereafter pursuant to the Plan prior to such notification (including but not limited to the Leap General Unsecured Claim Cash Distribution and the Cash proceeds of any Leap Creditor Trust Assets to the extent such Leap Creditor Trust Assets were converted to Cash prior to such notification); (ii) the Leap Creditor Trust shall retain the right to receive a distribution of equity securities of the parent company of the reorganized Debtors with a value equivalent to the value of the proposed Leap General Unsecured Claim Equity Distribution under the Plan, in a manner reasonably acceptable to the Official Committee and the Informal Vendor Debt Committee, if and to the extent that one or more of the Debtors reorganize their businesses under a plan of reorganization other than the Plan; provided, that no such equity securities will be distributed to the Leap Creditor Trust prior to the effective date of any such plan; and (iii) Leap, its Estate and its creditors shall be entitled to the benefit of the Intercompany Releases from the non-Leap Debtors and their Estates and the Holders of Old Vendor Debt, as described in Section 5.05 of the Plan. In exchange, Leap, its Estate and the Holders of Leap General Unsecured Claims shall be deemed to implement the Intercompany Releases and to release the non-Leap Debtors and their creditors (including the Holders of Old Vendor Debt) from all Intercompany Claims and Litigation Claims (as described

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

in Section 5.05) held or asserted by Leap and/or the Holders of Leap General Unsecured Claims as of the Initial Distribution Date. Upon the implementation of the Intercompany Releases as of the Initial Distribution Date, all non-Leap Debtors and their Estates, the Holders of Old Vendor Debt, and all Holders of Claims or Interests against such non-Leap Debtors claiming through such non-Leap Debtors shall be deemed to have waived any rights or Claims against the Leap Creditor Trust Assets and the Leap General Unsecured Claim Cash Distribution, and, subject to the satisfaction of all Allowed Administrative Claims against Leap and Allowed Priority Claims against Leap, only Holders of Leap General Unsecured Claims shall have a right against the Leap Creditor Trust Assets, whether or not the Effective Date occurs.

SECTION 6.06      ORDER DENYING CONFIRMATION

                  If an order denying confirmation of the Plan is entered, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the Holder of any Claim against, or Interest in, the Debtors; (c) prejudice in any manner any right, remedy or claim of the Debtors; or (d) be deemed an admission against interest by the Debtors, the Informal Vendor Debt Committee or the Official Committee, or any committees' respective members.

                                  ARTICLE VII.

                       CONFIRMABILITY OF PLAN AND CRAMDOWN

                  In the event at least one Impaired Class of Claims votes to accept the Plan (and at least one Impaired Class either votes to reject the Plan or is deemed to have rejected the Plan), one or more of the Debtors, as appropriate, shall request the Court to confirm the Plan under the cramdown provisions of the Bankruptcy Code.

                                 ARTICLE VIII.

                  PROVISIONS REGARDING VOTING AND DISTRIBUTIONS

                    UNDER THE PLAN AND TREATMENT OF DISPUTED,

                CONTINGENT AND UNLIQUIDATED CLAIMS AND INTERESTS

SECTION 8.01      VOTING OF CLAIMS AND INTERESTS

                  Each Holder of an Allowed Claim or an Allowed Interest in an Impaired Class of Claims or Interests shall be entitled to vote separately to accept or reject the Plan as provided in such order as may be entered by the Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Court.

SECTION 8.02      METHOD OF DISTRIBUTIONS UNDER THE PLAN

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

                  (a)      Distributions Under the Plan

                  Except as otherwise provided in the Plan or in the Leap Creditor Trust Agreement (which shall govern the timing of distributions to Holders of Leap General Unsecured Claims), on the Effective Date or as soon as practicable thereafter to the extent that the Plan provides for distributions on account of Allowed Claims or Allowed Interests in the applicable Class, each Holder of an Allowed Claim or Allowed Interest will receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class, unless such distribution was received on an earlier date pursuant to the terms of the Plan. Beginning on the date that is 15 days after the end of the calendar quarter following the Effective Date and 15 days after the end of each calendar quarter thereafter, distributions will also be made respectively (a) to Holders of Claims or Interests to whom a distribution has become deliverable during the preceding calendar quarter and (b) to Holders of Disputed Claims or Disputed Interests in any such Class whose Claims or Interests were Allowed during the preceding calendar quarter. Such quarterly distributions will also be in the full amount that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class.

                  Except as otherwise provided in the Plan or the Confirmation Order, and except with respect to Claims against Leap, all Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the applicable Debtors' existing cash balances, the operations of the Debtors or Reorganized Debtors or post-Effective Date borrowings, as applicable.

                  Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Leap Creditor Trust to make payments pursuant to the Plan for Holders of Claims against Leap will be obtained from assets transferred to the Leap Creditor Trust in accordance with the terms of the Plan.

                  The Disbursing Agents will make all distributions of Cash and securities required to be distributed under the applicable provisions of the Plan. Any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Each Disbursing Agent will serve without bond, and each Disbursing Agent, other than the Reorganized Debtors, will receive, without further Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors.

                  Cash payments made pursuant to the Plan will be in U.S. dollars by checks drawn on or wire transfers from a bank selected by the Disbursing Agent. Except as otherwise set forth in the Leap Creditor Trust, Cash payments of $1,000,000 or more to be made pursuant to the Plan will, to the extent requested in writing no later than five days after the Confirmation Date, be made by wire transfer from a bank. Cash payments to foreign creditors, if any, may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

                  The Disbursing Agent will make all distributions required under the applicable provisions of the Plan and the Leap Creditor Trust.

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                  (b)      Timing and Methods of Distributions

                           (i)      Compliance with Tax Requirements

                  In connection with the Plan, to the extent applicable and except as provided in Section 5.17(b) of this Plan, each Disbursing Agent must comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. The Disbursing Agents will be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                  Notwithstanding any other provision of the Plan: (i) each Holder of an Allowed Claim or Interest that is to receive a distribution of Cash pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution will be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements satisfactory to the Disbursing Agents for the payment and satisfaction of such tax obligations. Any Cash to be distributed pursuant to the Plan will, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to the Plan.

                           (ii)     Pro Rata Distribution

                  When the Plan provides for Pro Rata distribution, the property to be distributed under the Plan shall be divided Pro Rata among the Holders of Allowed Claims or Allowed Interests of the relevant Class for that particular Debtor.

                           (iii)    Distribution Record Date

                  As of the close of business on the Distribution Record Date, the transfer registers for any Old Securities and Old Vendor Debt maintained by the Debtors, or their respective agents, will be closed. The Disbursing Agents and the respective agents of the Debtors will have no obligation to recognize the transfer of the Old Securities and Old Vendor Debt occurring after the Distribution Record Date, and will be entitled for all purposes relating to the Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date. Distributions under the Plan shall be made by the Debtors, Leap Creditor Trust or Reorganized Debtors, as applicable, for the benefit of the Holders of Allowed Administrative Claims and Allowed Claims in the Debtors' respective books and records, unless such addresses are superseded by addresses listed on proofs of claim or transfers of claims filed pursuant to Bankruptcy Rule 3001.

                           (iv)     Fractional Shares

                  The calculation of percentage distribution of the New Common Stock to be made to Holders of certain Allowed Claims and Interests, as provided for in the Plan, may mathematically entitle such Holder to a fractional interest in the New Common Stock. The number of shares of New Common Stock to be received by a Holder of an Allowed Claim and/or Interest shall be rounded to the next greater or lower whole number of shares as follows: (a) fractions of 1/2 or greater shall be rounded to the next greater whole number and (b) fractions of

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less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to a class of Claims or Interests shall be adjusted as necessary to account for the rounding described above. No consideration shall be provided in lieu of the fractional shares that are rounded down and not issued.

SECTION 8.03 SPECIAL PROCEDURES FOR LOST, STOLEN, MUTILATED OR DESTROYED INSTRUMENTS

                  In addition to any requirements under the Bylaws of the Debtors, any Holder of a Claim evidenced by an Instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Instrument, deliver to the Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Instrument. Upon compliance with the Plan, the Holder of a Claim evidenced by such an Instrument will, for all purposes under the Plan, be deemed to have surrendered an Instrument, as applicable.

SECTION 8.04      UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

                  Any Person that is entitled to receive a cash distribution under the Plan but that fails to cash a check within 90 days of its issuance shall be entitled to receive a reissued check from the Leap Creditor Trust or Reorganized Debtors, as applicable, for the amount of the original check, without any interest, if such person requests the Disbursing Agent to reissue such check and provides the Disbursing Agent with such documentation as the Disbursing Agent requests to verify that such Person is entitled to such check, prior to the first anniversary of the Effective Date. If a Person fails to cash a check within 90 days of its issuance and fails to request reissuance of such check prior to the first anniversary of the Effective Date, such Person shall not be entitled to receive any distribution under this Plan. If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, no further distributions will be made to such Holder unless and until the applicable Disbursing Agent is notified in writing of such Holder's then-current address. Undeliverable distributions will remain in the possession of the Disbursing Agent pursuant to the Plan until such time as a distribution becomes deliverable. Undeliverable cash will be held in trust in segregated bank accounts in the name of the Disbursing Agent for the benefit of the potential claimants of such funds, and will be accounted for separately. Except as set forth in the Leap Creditor Trust Agreement, the Disbursing Agent holding undeliverable cash shall invest such cash in a manner consistent with Reorganized Cricket's investment and deposit guidelines. Any distribution which is not claimed within one year of the Effective Date shall be deemed property of, as applicable, the Leap Creditor Trust and the Reorganized Debtors, and to the extent deemed the property of the Leap Creditor Trust, shall be distributed by the Leap Creditor Trust Trustee, on a Pro Rata basis, to the Holders of beneficial interests in the Leap Creditor Trust as soon as practicable thereafter.

SECTION 8.05      DISPUTED CLAIMS; RESERVE AND ESTIMATIONS

                  (a)      Treatment of Disputed Claims

                  Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest. The Leap Creditor Trust Trustee or

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Reorganized Debtors, as applicable, may, at any time, request that the Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether any Debtor previously objected to such Claim or whether the Court has ruled on any such objection. The Court will retain jurisdiction to estimate any contingent or unliquidated Claim at any time during litigation concerning any objection to the Claim, including during the pendency of any appeal relating to any such objection. If the Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Court. If the estimated amount constitutes a maximum limitation on such Claim, the Leap Creditor Trust Trustee or Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Claim. All of these Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. In addition to seeking estimation of Claims as provided in the Plan, the Leap Creditor Trust Trustee or Reorganized Debtors, as applicable, may resolve or adjudicate certain Disputed Claims of Holders in Unimpaired Classes in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, subject to any applicable discharge and limitations on amounts of claims and remedies available under bankruptcy law. Claims may be subsequently compromised, settled, withdrawn or resolved by the Leap Creditor Trust Trustee or Reorganized Debtors, as applicable.

                  (b) Distributions on Account of Disputed Claims Once They Are Allowed

                  Except as set forth in the Leap Creditor Trust Agreement, within 15 days following the end of each calendar quarter, the Disbursing Agent will make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest in accordance with the Plan. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately Allowed will not be entitled to receive, on the basis of the amounts ultimately allowed, any interest.

                  (c)      Reserve for Leap Claims by the Leap Creditor Trust

                  In accordance with the terms of the Leap Creditor Trust, and as more fully set forth therein, the Leap Creditor Trust Trustee shall be authorized to make distributions to Holders of Allowed Leap Administrative Claims and Allowed Leap General Unsecured Claims from time to time. The total amount of Allowed Leap Administrative Claims and Allowed Leap General Unsecured Claims (and the value of certain of Leap assets and certain Leap Litigation Claims) may not be known until after certain distributions are made, either because certain Claims will be Disputed Claims or because those Claims will not have been made by their Holders prior to the Effective Date. As a result, the Leap Creditor Trust Trustee shall hold back from the distributions from the Leap Creditor Trust (as more fully described in the Leap Creditor Trust Agreement) reserves in respect of each Administrative Claim and Disputed Claim against Leap until such Claims are resolved (the "Reserve"), so that the total amount of all Allowed Leap Administrative Claims and Allowed Leap General Unsecured Claims includes the sum of (i) each estimated Administrative Claim not otherwise fully reserved for by Leap and (ii) the amount of each Disputed Claim (or the maximum amount of any such Disputed Claim as estimated by the Bankruptcy Court pursuant to Section 502(c) of the Bankruptcy Code, if less),

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until such Claims are resolved. Distributions from the Leap Creditor Trust will be made only to the Holders of Claims that have been Allowed.

                  (d)      Reserve for Leap Administrative and Priority Claims

                  In connection with the Leap General Unsecured Claim Cash Distribution, prior to the Initial Distribution Date, Leap shall establish an appropriate reserve in an amount to be agreed upon by Leap and the Official Committee, to satisfy Allowed Administrative Claims against Leap through and including the Effective Date (including Claims for compensation and reimbursement of expenses by professionals providing services to Leap) and Allowed Priority Claims against Leap. If and to the extent that such reserves are insufficient to satisfy all such Allowed Administrative Claims against Leap and Allowed Priority Claims against Leap, such Claims shall be satisfied by assets transferred or transferable to the Leap Creditor Trust that have not then been distributed to holders of beneficial interests in the Leap Creditor Trust. Following the Effective Date, after the satisfaction of all Allowed Administrative Claims and Allowed Priority Claims against Leap and the resolution of all Disputed Administrative Claims and Disputed Priority Claims against Leap, any remaining Cash held in the reserve of Reorganized Leap will be distributed to the Leap Creditor Trust. Under no circumstances shall Reorganized Leap, Cricket or any other Debtor or Reorganized Debtor be liable in any way for any Claims against Leap, including such Allowed Administrative Claims and Allowed Priority Claims.

                  (e) Reserve for Cricket Companies' Administrative and Priority Claims

                  Prior to the Confirmation Date, Cricket shall establish an appropriate reserve in an amount to be agreed upon by Cricket and the Informal Vendor Debt Committee, to satisfy Allowed Administrative Claims against Cricket and the other Cricket companies through and including the Effective Date (including Claims for compensation and reimbursement of expenses by professionals providing services) and Allowed Priority Claims against Cricket and the other Cricket companies. If and to the extent that such reserves are insufficient to satisfy all such Allowed Administrative Claims and Allowed Priority Claims, such Claims shall be satisfied by other assets of Cricket. Following the Effective Date, after the satisfaction of all Allowed Administrative Claims and Allowed Priority Claims and the resolution of all Disputed Administrative Claims and Disputed Priority Claims, any remaining Cash held in the reserve of Reorganized Cricket will become available to Reorganized Cricket for use in its discretion. Under no circumstances shall Leap or the Leap Creditor Trust be liable in any way for any Claims against non-Leap Debtors, including any such Allowed Administrative Claims and Allowed Priority Claims.

SECTION 8.06      SETOFFS

                  Except with respect to claims released pursuant to the Plan or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Leap Creditor Trust Trustee and the Reorganized Debtors may, as applicable and pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Leap Creditor Trust Trustee or any of the Reorganized Debtors may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder will constitute a waiver or

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release by the Leap Creditor Trust or Reorganized Debtors of any such claims, rights and causes of action that the Debtors, the Leap Creditor Trust or the Reorganized Debtors may possess against such Holder.

                                   ARTICLE IX.

                            IMPLEMENTATION AND EFFECT

                          OF CONFIRMATION OF THIS PLAN

SECTION 9.01      EFFECT OF CONFIRMATION OF THE PLAN

                  See Sections 5.02, 5.05, 5.09, 5.10 and 6.05 of the Plan.

                                   ARTICLE X.

                           RETENTION OF JURISDICTION

                  Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Court will retain such jurisdiction over the Chapter 11 Cases after the Effective Date to the full extent permitted by law, including, without limitation, jurisdiction to:

         (a) Allow, disallow, determine, liquidate, classify, subordinate, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to the Plan;

         (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending before the Effective Date;

         (c) Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

         (d) Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

         (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors, Reorganized Debtors or the Chapter 11 Cases that may be pending on the Effective Date;

         (f) Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided herein;

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         (g)      Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with the Plan or the Confirmation Order;

         (h) Subject to any restrictions on modifications provided in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Court Order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

         (i) Issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

         (j) Enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         (k) Determine any other matters that may arise in connection with or relating to the Plan, this Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan; and

         (l)      Enter an Order concluding the Chapter 11 Cases.

                  The foregoing list is illustrative only and not intended to limit in any way the Court's exercise of jurisdiction. If the Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Chapter 11 Cases, including without limitation the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                                  ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

SECTION 11.01     EXEMPTION FROM TRANSFER TAXES

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection

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with the Plan, including, without limitation, any agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

SECTION 11.02     PAYMENT OF STATUTORY FEES

                  All fees payable on or before the Effective Date pursuant to section 1930 of Title 28 of the United States Code shall be paid on or before the Effective Date. The Debtors will pay quarterly fees to the U.S. Trustee until entry of a final decree. In addition, the Debtors will file post-Confirmation quarterly reports in conformance with the U.S. Trustee Guidelines.

SECTION 11.03     MODIFICATION OR WITHDRAWAL OF THE PLAN

                  The Debtors reserve the right, in accordance with the Bankruptcy Code, to amend, modify or withdraw the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors may amend or modify the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan in such a manner as may be necessary to carry out the purpose and intent of the Plan with the consent of the Official Committee and the Informal Vendor Debt Committee.

SECTION 11.04     GOVERNING LAW

                  Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan.

SECTION 11.05     FILING OR EXECUTION OF ADDITIONAL DOCUMENTS

                  On or before the Effective Date, the Debtors shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

SECTION 11.06     WITHHOLDING AND REPORTING REQUIREMENTS

                  In connection with the Plan and all instruments issued in connection therewith and distributions thereon, to the extent applicable and except as provided in Section 5.17(b) of this Plan, the Leap Creditor Trust Trustee and the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions thereunder shall be subject to any such withholding and reporting requirements.

SECTION 11.07     WAIVER OF RULE 62(a) OF THE FEDERAL RULES OF CIVIL PROCEDURE

                  The Debtors may request that the Confirmation Order include
(a) a finding that Rule 62(a) of the Federal Rules of Bankruptcy Procedure shall not apply to the Confirmation Order, and (b) authorization for the Debtors to consummate the Plan immediately after the entry of the Confirmation Order.

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SECTION 11.08     HEADINGS

                  Headings used in the Plan are for convenience and reference only and shall not constitute a Part of the Plan for any purpose.

SECTION 11.09     EXHIBITS AND SCHEDULES

                  All Exhibits and Schedules to the Plan and Disclosure Statement are incorporated into and constitute a part of the Plan as if set forth herein.

SECTION 11.10     NOTICES

                  All notices, requests and demands hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Latham & Watkins LLP                                              Kramer Levin Naftalis & Frankel LLP
Attorneys for the Debtors                                         Attorneys for the Official Committee
633 West Fifth Street, Suite 4000                                 919 Third Avenue
Los Angeles, California 90071                                     New York, New York 10022
Attn: Robert A. Klyman                                            Attn: Robert T. Schmidt

Andrews & Kurth L.L.P.                                            Office of the United States Trustee
Attorneys for Informal Vendor Debt Committee                      402 West Broadway, Suite 600
805 Third Avenue                                                  San Diego, CA  92101
New York, New York 10022                                          Attn: Tiffany L. Carroll
Attn: Paul N. Silverstein

SECTION 11.11     PLAN SUPPLEMENT

                  Forms of documents relating to the Amended Debtor Certificates of Incorporation, Amended Debtor Bylaws, Leap Creditor Trust Agreement and New Senior Notes Indenture shall be contained in the Plan Supplement and filed with the Clerk of the Court at least 5 days prior to the date of the Confirmation Hearing. Upon its filing with the Court, the Plan Supplement may be inspected during normal Court hours. Holders of Claims may obtain a copy of the Plan Supplement upon written request to counsel to the Debtors.

SECTION 11.12     CONFLICT

                  The terms of this Plan shall govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.

SECTION 11.13     SUCCESSORS AND ASSIGNS

                  The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, trustee, administrator, successor or assign of such Person.

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SECTION 11.14     SATURDAY, SUNDAY OR LEGAL HOLIDAY

                  If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

SECTION 11.15     POST-EFFECTIVE DATE EFFECT OF EVIDENCES OF CLAIMS OR INTERESTS

                  Notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtors, and all Instruments of the Debtors (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of the Plan), shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

SECTION 11.16     SEVERABILITY OF PLAN PROVISIONS

                  If, prior to Confirmation, any term or provision of the Plan that does not govern the treatment of Claims or Interests provided for herein or the conditions to the Effective Date is held by the Court to be invalid, void, or unenforceable, the Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination, and shall provide, that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

SECTION 11.17     BALLOTING

                  Each Holder of an Allowed Claim or an Allowed Interest entitled to vote on the Plan will receive a Ballot. The Ballot will contain two boxes, one indicating acceptance of the Plan and the other indicating rejection of the Plan. Holders of Allowed Claims or Allowed Interests who elect to vote on the Plan must mark one or the other box pursuant to the instructions contained on the Ballot. Any executed Ballot that does not indicate acceptance or rejection of the Plan will be deemed to be an acceptance of the Plan.

SECTION 11.18     NO ADMISSIONS OR WAIVER OF OBJECTIONS

                  Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Debtor, the Official Committee or the Informal Vendor Debt Committee with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of any Claims classification. The Debtors are not bound by any statements herein or in the Disclosure Statement as judicial admissions.

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SECTION 11.19     SURVIVAL OF SETTLEMENTS

                  All Court-approved settlements shall survive consummation of the Plan, except to the extent that any provision of any such settlement is inconsistent with the Plan, in which case the provisions of the Plan shall supersede such inconsistent provision of such settlement.

Dated:  July __, 2003                LEAP WIRELESS INTERNATIONAL, INC.

                                     By:  ___________________________________
                                     Its: ___________________________________

Dated:  July __, 2003                CRICKET COMMUNICATIONS HOLDINGS, INC.

                                     By:  ___________________________________
                                     Its: ___________________________________

Dated:  July __, 2003                CRICKET COMMUNICATIONS, INC.

                                     By:  ___________________________________
                                     Its: ___________________________________

Dated:  July __, 2003                FOR EACH OF THE LICENSE HOLDING COMPANIES

                                     By:    ___________________________________
                                     Their: ___________________________________

Dated:  July __, 2003                FOR EACH OF THE PROPERTY HOLDING COMPANIES

                                     By:    ___________________________________
                                     Their: ___________________________________

Dated:  July __, 2003                FOR EACH OF THE OTHER SUBSIDIARIES

                                     By:    ___________________________________
                                     Their: ___________________________________

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